                                LICENSE AGREEMENT

         This LICENSE AGREEMENT ("Agreement"), effective as of May 17th, 1999, by and between ELI LILLY AND COMPANY, an Indiana corporation with its principal office located at Lilly Corporate Center, Indianapolis, Indiana 46285 ("Lilly"), and VERSICOR, INC., a Delaware corporation with its principal offices located at 34790 Ardentech Court, Fremont, California 94555 and Versicor's Affiliates (together "Versicor").

                                    RECITALS

         1. WHEREAS, Lilly is engaged, among other things, in the business of discovering, developing, manufacturing and marketing pharmaceutical products for the treatment and prevention of infectious diseases;

         2. WHEREAS, Lilly's research for antifungal agents has resulted in Lilly owning patents, patent applications and know-how relating to an echinocandin B analog known as LY303366 (and analogs thereof);

         3. WHEREAS, Lilly has been developing intravenous and oral formulations of LY303366 and generated regulatory filings, pre-clinical and clinical data and other information related to LY303366;

         4. WHEREAS, Lilly is interested in exclusively licensing LY303366 to a pharmaceutical company capable and desirous of developing and commercializing both parenteral and enteral pharmaceutical products of LY303366 (and/or analogs, salts or prodrugs thereof);

         5. WHEREAS, Versicor is a specialty pharmaceutical company which concentrates in the development and commercialization of compounds in the area of infectious diseases;

         6. WHEREAS, Versicor has the capability and expertise to develop and commercialize both parenteral and enteral pharmaceutical products.

         7. WHEREAS, Versicor is interested in exclusively licensing rights to LY303366 from Lilly for the worldwide development and commercialization of both the parenteral and enteral products of LY303366 (and/or analogs, salts or prodrugs thereof); and

         8. WHEREAS, subject to the terms and conditions set forth in this Agreement, Lilly is willing to exclusively license to Versicor and Versicor desires to exclusively license from Lilly rights related to LY303366 so that Versicor may be enabled to proceed with the further development and commercialization of LY303366;

         NOW, THEREFORE, the Parties hereto, intending to be legally bound, hereby agree as follows:

                                    SECTION 1

                                   DEFINITIONS

         1.1 DEFINITIONS. For purposes of this Agreement, the following terms shall have the meanings set forth below:

         "AFFILIATES" shall mean, with respect to a Party to this Agreement, any Persons directly or indirectly controlling, controlled by, or under common control with, such other Person. For purposes hereof, the term "controlled" (including the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the direct or indirect ability or power to direct or cause the direction of management policies of such Person or otherwise direct the affairs of such Person, whether through ownership of equity participation, voting securities, beneficial interest, by contract or otherwise. Affiliate shall specifically exclude third parties to which Versicor has granted a sublicense pursuant to authority granted by this Agreement where Versicor has no relationship to the sublicensee other than a licensor-licensee relationship.

         "APPLICATION FOR MARKETING AUTHORIZATION" shall mean (a) in the United States a new drug application filed with the FDA pursuant to 21 U.S.C. Section 357 and 21 C.F.R. Section 314 ("NDA") with respect to the Product and (b) in any country other than the United States, an equivalent application or set of applications for marketing approval comparable to an NDA necessary to make and sell Product commercially in such country.

         f) is independently developed by an employee or agent of the receiving Party, subsequent to receipt of such information from the disclosing Party, as demonstrated by contemporaneous written records.

         "CO-PROMOTE" or "CO-PROMOTION" shall mean an arrangement, in one or more jurisdictions where permitted, in which (i) there is a single registration holder for the Product; (ii) a single Party responsible for the manufacture of Product; (iii) a single Party establishing the price of Product; (iv) a single Party booking sales; (v) a single trademark being used in connection with the Product; (vi) both Parties promote and market sales of the Product in such jurisdiction(s); and (vii) either or both names or logos of the Parties appear on the Product.

         "DAMAGES" shall mean any and all costs, losses, claims, liabilities, fines, penalties, damages and expenses, court costs, and reasonable fees and disbursements of counsel, consultants and expert witnesses incurred by a Party hereto (including any interest payments which may be imposed in connection therewith).

         "DATA EXCLUSIVITY PERIOD" shall mean the period, if any, during which the FDA, or other equivalent regulatory agency in the case of countries other than the United States, prohibits reference, for purposes of seeking Regulatory Approval, to clinical and other data contained in the Regulatory Approval package of Versicor or its sublicensee which is not published or publicly available outside of the Regulatory Approval package and relates to the Product, without the consent of the Party holding the NDA or equivalent Regulatory Approval.

         "EFFECTIVE DATE" shall be the date set forth in the first paragraph of this Agreement.

         "EUROPE" shall mean the European Union, including the following countries: Austria, Belgium, Denmark, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, Netherlands, Portugal, Spain, Sweden, United Kingdom and any other European Union countries at the time of the Effective Date.

         "FDA" shall mean the United States Food and Drug Administration, or any successor thereto.

         "FTE" shall mean the equivalent of the scientific work on or directly related to the

Product of one scientific person full time for one year (consisting of a total of forty-seven (47) weeks or one thousand eight hundred eighty (1,880) hours per year (excluding vacations and holidays).

          "GAAP" shall mean generally accepted accounting principles in the United States, consistently applied.

         "HOSPITAL MARKET SECTOR" shall mean that segment of the Product market in which the Product is administered by a licensed medical professional (i) in a hospital or critical care setting; and/or (ii) in a facility that is recognized as a hospital by the American Hospital Association in the United States or equivalent associations in other countries.

         "INDEMNIFIED PARTY" shall have the meaning given in Section 8.2 hereof.

         "INDEMNIFYING PARTY" shall have the meaning given in Section 8.2 hereof.

         "INTRAVENOUS FORMULATION" shall mean parenteral (ip) formulations of the Product Which may be administered by injection; referring particularly to the introduction of substances by means of intravenous, subcutaneous, intramuscular, or intramedullary injection.

         "LICENSED PATENTS" shall mean all (i) patents and patent applications listed in EXHIBIT A attached hereto; (ii) any international counterparts thereof; (iii) any divisionals, continuations, continuations-in-part (except as provided below), refilings, and extensions of any of the foregoing patents and patent applications; (iv) all substitutions, reissues, renewals, reexaminations, patents of addition, and inventors' certificates thereof, patent term extensions, supplementary protection certificates and pediatric data package exclusivity extensions of the foregoing patents; and (v) all patents issuing from any of the foregoing. "Licensed Patents" shall also include patents and/or patent applications which are filed or which issue after the Effective Date to the extent of any claims that covers the Licensed Technology and does not include new matter. "Licensed Patents" shall not include any claims in continuation-in-part patent applications (including all divisionals and continuations of these continuations-in-part), patents issuing from continuations-in-part (including all reissues, reexaminations, and extensions of such patents), and all international counterparts thereof to the extent that such claims are directed to new matter which is not the subject matter of those patents and patent applications listed in EXHIBIT A.

For clarity, the Cal-Tech patent application (08/905359) to the modified ECB Deacylase enzyme (the "Cal-Tech Patent Application") is intentionally not included as a Licensed Patent; HOWEVER, Versicor shall have the right, pursuant to a separate license agreement to be negotiated in good faith between the Parties, to obtain a sublicense from Lilly to the Cal-Tech Patent Application as related specifically to the Product.

         "LICENSED TECHNOLOGY" shall mean all tangible or intangible know-how, trade secrets, inventions (whether or not patentable), data, clinical and preclinical results, analytical reference materials and all confidential and/or proprietary chemical substances, Biological Materials, assays, and technical information (collectively, "Technology"), which has been developed or acquired before the Effective Date (with the right to disclose and sublicense and subject to the rights of Third Parties as of the Effective Date) by Lilly to the extent such Technology is reasonably necessary or useful for the development, manufacture, use, import, offer for sale or sale of the Product. Licensed Technology does not include Transferred Assets.

         "LILLY DEVELOPMENT OPTION" shall mean Lilly's right to elect to assume exclusive development and commercialization rights and obligations for the Oral Formulation of the Product after completion of Phase II Clinical Trials by Versicor, in accordance with Section 2.7.

         "NET SALES" shall mean, with respect to the Product, the gross amount invoiced by Versicor, its Affiliates, and sublicensees to unrelated third parties for sales of the Product, less:

                  (a) trade, quantity and cash discounts actually allowed;

                  (b) discounts, refunds, rebates, chargebacks, retroactive price adjustments and any other allowances which effectively reduce the net selling price;

                  (c) actual product returns, credits and allowances; and

                  (d) freight, insurance, taxes, customs, duties and other government charges if separately set forth in the invoiced amount.

         Such amounts shall be determined from books and records maintained in accordance with GAAP. No deductions shall be made for commissions paid to individuals, whether they are with independent sales agencies or regularly employed by Versicor, or sublicensees, and on its payroll, or for the cost of collections.

         "MAJOR MARKET COUNTRY" or "MAJOR MARKET COUNTRIES" shall mean the United States, Japan, United Kingdom, France, Germany, Italy and/or Spain.

         "NORTH AMERICA" or "NORTH AMERICAN" shall mean the United States, Mexico and/or Canada, and their respective territories, possessions and commonwealths.

         "ORAL FORMULATION" shall mean enteral formulations of the Product which are administered orally and are absorbed through the intestine or gastrointestinal tract; referring without limitation to the introduction of substances by means of controlled time-release preparations, liquid suspensions, and sublingual administration.

         "ORAL FORMULATION DEVELOPMENT PLAN" shall have the meaning described in
Section 6.7 herein.

         "OTHER FORMULATIONS" shall mean any means by which the Product is administered other than by an Oral Formulation and/or Intravenous Formulation, including, without limitation, the introduction of substances by means of internasal administration, pulmonary absorption, rectal administration, topical applications and the like.

         "PARTY" or "PARTIES" shall mean either Lilly or Versicor or both.

         "PERSON" shall mean a natural person, a corporation, a partnership, a trust, a joint venture, a limited liability company, any governmental authority or any other entity or organization.

         "PHASE II CLINICAL TRIALS" shall mean human clinical trials conducted in patients anywhere in the world in accordance with good clinical practice to demonstrate efficacy with the Product in the particular indication tested, as well as to obtain a preliminary indication of the limit and/or daily dosage regimen required.

         "PHASE III CLINICAL TRIALS" means large scale human clinical trials conducted in patients anywhere in the world in accordance with good clinical practice to generate data concerning the efficacy and a level of safety in the particular indication tested sufficient to obtain Approval of the Product.

         "PRODUCT" shall mean a finished or semi-finished good containing the compound LY303366, having the chemical name (1-[(4R,5R)-4,5-Dihydroxy-N(2)-[[4"- (pentyloxy)[1, 1' :4' 1"-terphenyl]-4-yl]carbonyl]-L-omithine]echinocandin B (including analogs, salts, and prodrugs thereof), and all dosage strengths and sizes thereof, that may, pursuant to applicable laws and regulations be manufactured, marketed and sold upon Regulatory Approval, together with all expansions and improvements thereon which may be included in any supplement, modification or addition to the Regulatory Approval.

         "PRODUCT DATA PACKAGE" shall include the following information and data directly related to the Product in the tangible possession or control of Lilly as of the Effective Date: (a) Regulatory Documents; (b) pre-clinical and clinical development protocols, data, and reports; (c) manufacturing development technical reports; (d) toxicology reports; and (e) such other information and data specifically identified in EXHIBIT C attached hereto. EXHIBIT C shall represent a complete listing of the information and data included in Product Data Package, as such term is used in this Agreement.

         "PRODUCT INVENTORY" shall mean LY303366, LY303366/Fructose complex, freeze-dried vials containing LY303366 Intravenous Formulation, related intermediates and certificates of analyses which Lilly owns or controls as of the Effective Date, including without limitation Start-Up Inventory, which inventory is listed in EXHIBIT D attached hereto. Lilly shall file such amendments with the Regulatory Documents as appropriate to reflect the manufacturing processes used in manufacturing the Product Inventory.

         "REGULATORY APPROVAL" shall mean (a) in the United States, approval by the FDA of an Application for Marketing Authorization and satisfaction of any related applicable FDA registration and notification requirements (if any) and
(b) in any country other than the United States, approval by regulatory authorities having jurisdiction over such country of a single Application or set of Applications for Marketing Authorization.

         "REGULATORY DOCUMENTS" shall mean the (a) United States investigational new drug application (IND) #51,111, dated July 15, 1996; (b) United States IND #54,597, dated November 20, 1997; (c) Spain CTA #PEI97-06 dated August 17, 1998;
(d) Canada IND ## 044571, 056065 and 056082, approved September 25, 1996, June 16, 1998, June

16, 1998, respectively; (e) Japan IND # 10-2469, dated August 3, 1998; and (g) equivalent filings, authorizations and applications in the countries of France, United Kingdom CTX 6/350/A #61292; and Belgium, Finland (KLN nro 130/98), Germany (4013536), Argentina (2345/98) and Brazil; and (h) all amendments and reports related to the aforementioned documents.

         "REASONABLE DILIGENCE" shall mean commercially reasonable efforts to develop and obtain Regulatory Approval in the Territory, consistent with accepted business practices and legal requirements, and comparable to efforts in the pharmaceutical industry for compounds at an equivalent stage of development and similar market potential,; PROVIDED, HOWEVER, that prior to the first human dose for the Oral Formulation, "Reasonable Diligence" with respect to development of the Oral Formulation shall be deemed satisfied upon the earlier of (a) administration of the first human dose for the Oral Formulation; or (b) cumulative out-of-pocket third party expenses by Versicor in connection with Oral Formulation development pursuant to the Oral Formulation Development Plan equal to or greater than Five Hundred Thousand Dollars ($500,000) on or before December 31, 2000 and One Million Dollars ($1,000,000) on or before December
31, 2001.

         "REIMBURSABLE DEVELOPMENT EXPENSES" shall mean all internal and external direct, actual and documented costs incurred by Versicor after the Effective Date to develop the Oral Formulation of the Product, including, without limitation, pre-clinical and clinical trial expenses (including, without limitation, the direct cost of clinical trial materials), reasonable Third Party costs, Regulatory Approval expenses and fees, and costs associated with scientific personnel dedicated to development of the Oral Formulation of the Product, where scientific personnel costs shall be calculated at a rate of Two Hundred Thousand Dollars ($200,000) per FTE. The purchase of raw materials or supplies or external Third Party services shall be calculated using actual direct costs incurred by the Parties for such Third Party goods or services.

         "RESERVE INVENTORY" shall mean Product Inventory which is not being purchased by Versicor as of the Effective Date and which is specifically identified as Reserve Inventory in EXHIBIT D attached hereto.

         "ROW" shall mean all the countries and territories of the world, except those in North America and Europe.

         "ROYALTY TERM" shall mean, with respect to each country in which Product is sold the period of time equal to the longer of (i) ten (10) years from the date of first sale of the Product in such country, (ii) the expiration of the last-to-expire Licensed Patent listed in EXHIBIT A in such country that claims such Product, or (iii) the period of time equal to the Data Exclusivity Period in such country.

         "START-UP INVENTORY" shall mean Product Inventory which is being purchased by Versicor as of the Effective Date of this Agreement and which is specifically identified as Start-Up Inventory in EXHIBIT D attached hereto.

         "TERRITORY" shall mean all the countries and territories of the world.

         "TRANSFERRED ASSETS" shall mean the Start-Up Inventory and the Product Data Package.

         "VERSICOR CO-PROMOTION RIGHT" shall have the meaning set forth in
Section 2.7(g).

         "VERSICOR IMPROVEMENTS" shall mean any inventions, patentable or not, information and/or data that are generated, identified and/or discovered by Versicor during the term of the Agreement, based on use or practice of the Licensed Patents or Licensed Technology, and are related to the Product, including, without limitation, pre-clinical studies and clinical trial information, manufacturing processes, formulations, modes of delivery and/or data necessary for the manufacture, use or sale of the Product, or peripheral and/or SAR compounds, pharmaceutical compositions, manufacturing processes, product configurations and methods of use related to the Licensed Patents.

         "VERSICOR RESPONSIBILITIES" shall have the meaning set forth in Section
2.4 hereof.

                                    SECTION 2

              GRANT OF LICENSES, TRANSFER OF TRANSFERRED ASSETS AND
                            ASSUMPTION OF LIABILITIES

         2.1 GRANT OF LICENSES. Upon the terms and subject to the conditions of this Agreement:

                  (a) During the term of the Agreement, Lilly hereby grants to Versicor an exclusive, even as to Lilly (except as expressly reserved by Lilly herein), license under the Licensed Patents and Licensed Technology to make, have made, use, sell, offer to sell and import the Product in the Territory. Lilly shall retain a non-exclusive license under the Licensed Patents and Licensed Technology to make and use the Product solely for internal research purposes;

                  (b) Upon expiration of the Agreement in any country in the Territory pursuant to Section 4.1, Versicor shall thereafter have a fully paid-up, perpetual, irrevocable, non-exclusive license to the Licensed Technology to make, have made, use, sell, offer to sell and import the Product in such country; and

                  (c) Versicor hereby grants to Lilly a non-exclusive royalty-free license, with a right to sublicense only to Affiliates, to make and use Versicor Improvements in connection with the Licensed Patents and Licensed Technology solely for internal research purposes.

         2.2 TRANSFERRED ASSETS. As of the Effective Date, Lilly hereby assigns, transfers and conveys to Versicor all of Lilly's right, title and interest in and to the Transferred Assets and Versicor hereby accepts such assignment, transfer and conveyance. Within thirty (30) days following the Effective Date, Lilly shall work with Versicor to transfer possession of the Product Data Package to Versicor. Lilly shall be responsible for the initial shipment of the Product Data Package F.O.B. to Versicor or its designee. In the event that Versicor is unwilling or unable to assume physical possession of the Product Data Package by the end of the initial thirty (30) day period, Lilly shall be entitled to charge Versicor a reasonable fee for storage of the Product Data Package beyond such thirty (30) day period. Except as otherwise provided in
Section 2.9 or 2.10 below, Lilly shall not be obligated to provide any additional information or assistance to Versicor regarding the Product. Versicor acknowledges that Lilly makes no representations or warranties with respect to the Transferred Assets and that it accepts such Transferred Assets "as is."

         2.3      PRODUCT INVENTORY.

         (a) POSSESSION. Within ninety (90) days of the Effective Date, Versicor shall arrange, at Versicor's expense, and with reasonable assistance of the appropriate and necessary Lilly personnel, to take possession and control of all Product Inventory, including Start-Up Inventory and Reserve Inventory. In the event Versicor fails to take possession of Product Inventory within the ninety (90) day period referenced above, Versicor shall pay Lilly a storage fee of Two Thousand Dollars ($2,000.00) per day, plus any reasonable costs and expenses incurred by Lilly (including without limitation the cost of personnel time) in maintaining the Product Inventory, until the date upon which Versicor takes the required possession.

         (b) MAINTENANCE OF RESERVE INVENTORY. Upon possession, Versicor shall assume sole responsibility for and shall undertake commercially reasonable efforts in the maintenance and periodic evaluations required to preserve and maximize the utility, stability and value of all components of Reserve Inventory, including, without limitation, timely maintenance and extension of expiry dates when reasonable and appropriate. Versicor shall maintain the Reserve Inventory in appropriate and secure storage facilities under appropriate temperature conditions and controls and shall otherwise manage the Product Inventory with the same care as Versicor would provide for its own property, including without limitation proper insurance. Additionally, Versicor shall provide Lilly with a quarterly report on the status of the Reserve Inventory, setting forth the information described in EXHIBIT E. Lilly shall be entitled to audit and inventory, at its expense and no more often that once per twelve (12) month period, the Reserve Inventory at any time during normal business hours.

         (c) OWNERSHIP. Versicor shall be the title owner of the Start-Up
Inventory, for which Versicor has agreed to pay Lilly        ) in accordance
with Section 3.4 herein. With respect to the Reserve Inventory, Versicor shall be a bailee for the mutual benefit of Versicor and Lilly, until such time as Versicor either purchases such Reserve Inventory for itself or Lilly reclaims possession.

           (d) RESERVE INVENTORY OPTION. Versicor shall have the right to unilaterally purchase and use Reserve Inventory on an as needed, component by component, and unit by unit basis at any time after the Effective Date and without prior notice to Lilly, provided that Versicor shall pay Lilly the per unit/component costs set forth in EXHIBIT D and such payment and a detailed description of the inventory purchased/used is provided to Lilly within thirty
(30) days of the purchase/use. Except as specifically permitted herein with respect to purchase or use of Reserve Inventory, Versicor shall have no right to otherwise deplete, destroy, encumber or transfer the Reserve Inventory without the prior written consent of Lilly.

         2.4 VERSICOR UNDERTAKING. Except as otherwise provided in this Agreement, Versicor hereby agrees that, commencing on the Effective Date, Versicor is responsible for all aspects of the development and commercialization of the Product in the Territory, including satisfying all obligations, claims, liabilities, burdens and problems of any nature whatsoever (collectively, the "Obligations") associated directly or indirectly with Versicor's licensing and/or practice of the Licensed Patents from and after the Effective Date and possession, use, ownership and transport of the Transferred Assets and the Reserve Inventory from and after the Effective Date, as well as those associated directly or indirectly with the manufacture, development, marketing and sale of the Products by Versicor or its sublicensees from and after the Effective Date, including, without limitation, all recalls, all warranty claims and all product liability claims (without regard to the nature of the causes of action alleged or theories of recovery asserted) arising in connection with Products On or after the Effective Date, except for (1) those Obligations with respect to which Lilly is providing indemnification pursuant to the provisions of Section 8.1 of this Agreement, and (2) the hereinafter defined Excluded Liabilities, which items shall remain the responsibility of Lilly as set forth herein. All of the foregoing is hereinafter collectively referred to as the "Versicor Responsibilities."

         2.5 LIABILITIES NOT ASSUMED BY VERSICOR. Anything herein to the contrary notwithstanding, Lilly shall be responsible for, and Versicor shall not be deemed to assume, any of the following (collectively, the "Excluded Liabilities"):

                  (a) Any Obligations arising out of a claim of any third party relating to the Product arising out of or relating to events occurring prior to the Effective Date; or

                  (b) Any Obligations arising out of a claim by a government entity or regulatory body that Lilly has failed to fulfill Lilly's regulatory obligations under the Regulatory Documents prior to the Effective Date.

         2.6 SUBLICENSES. Subject to the terms and conditions herein, the Lilly Development Option and the provisions in Section 2.8, Versicor shall have the right to sublicense the licenses granted to it by Lilly. Any sublicenses granted by Versicor under this Agreement shall provide for termination or assignment to Lilly, at the option of Lilly, of Versicor's interest therein upon termination of this Agreement and contain provisions which obligate the sublicensee to Versicor to at least the same extent that Versicor is obligated to Lilly under this Agreement.

         2.7 LILLY DEVELOPMENT OPTION: ORAL FORMULATION. Within thirty (30) days of receiving the final results of the first Phase II Clinical Trial of the Oral Formulation of the Product, Versicor shall provide to Lilly a written report summarizing in reasonable detail such results (the "Phase II Report"). Within sixty (60) days after receipt by Lilly from Versicor of the Phase II Report, Lilly shall have the right, but not the obligation, to elect by written notice to Versicor (the "Election") to exercise the Lilly Development Option for the Oral Formulation. During the sixty (60) day period, Lilly shall have the right to engage in a reasonable due diligence audit of Versicor's prior development activities with respect to such Oral Formulation to assess whether Lilly desires to exercise its Lilly Development Option. In the event Lilly makes the Election, Lilly's Development Option shall take effect under the following terms and conditions:

                  (a) The licenses granted to Versicor by Lilly under Section
2.1 shall automatically terminate with respect to the Oral Formulation of the Product;

                  (b) Versicor shall grant, and hereby does grant, to Lilly an exclusive, worldwide license, with a right to sublicense, to Versicor Improvements solely to make, use, sell, promote, offer to sell, and import the Oral Formulation of the Product, except to the extent such rights must be retained by Versicor in connection with any Versicor Co-Promotion Right which Versicor may obtain pursuant to subsection (g) below.

                  (c) Lilly shall pay to Versicor [ * ] payment of which shall be on terms equivalent to those set forth in Sections 3.5, 3.6, 3.7 and 3.8;

                  (d) Within ninety (90) days of the Election, Lilly shall [ * ]


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

prosecuting and/or maintaining the Licensed Patents that relate solely to the Oral Formulation.

                  (e) As of the date of the Election, Lilly shall become solely responsible for the development and commercialization of the Oral Formulation, including, without limitation, the costs and expenses associated therewith. Versicor shall have no further financial obligations to Lilly with respect to the Oral Formulation, including, without limitation, no further obligation to pay Royalty Payments or milestone payments under Section 3 of this Agreement.

                  (f) Within sixty (60) days of the Election, Versicor shall promptly provide and make accessible to Lilly, as requested, all Versicor Improvements in Versicor's or its agents' possession or control that is reasonably useful or necessary for Lilly to proceed efficiently and effectively with the further development and commercialization of the Oral Formulation, including, without limitation, pre-clinical and clinical data, clinical research regulatory files and filings, relevant technology and know-how, manufacturing reports, sponsorship of all Regulatory Documents related to the Oral Formulation, and relevant patents or patent applications encompassing Versicor Improvements. Additionally, Versicor shall execute, acknowledge and deliver such further instruments, and do all such other acts, consistent with the transition support obligations described in Section 2.9 and 2.10, to enable and facilitate an effective transition of development and commercialization responsibilities and activities to Lilly for the Oral Formulation of the Product.

                  (g) Versicor shall have the right, subject to negotiation of a mutually acceptable agreement between the Parties, to obtain from Lilly a license to exclusively Co-Promote with Lilly the Oral Formulation in the Hospital Market Sector (the "Versicor Co-Promotion Right"). Versicor may exercise the Versicor Co-Promotion Right no later than ninety (90) days prior to the anticipated completion of Phase III Clinical Trials by providing Lilly with written notice of its desire to negotiate a Co-Promotion agreement. Upon exercise of the Versicor Co-Promotion Right, the Parties shall mutually negotiate in good faith the terms and conditions on a country-by-country basis under which such Co-Promotion shall occur, which terms and conditions must be consistent with the applicable terms of this Agreement and market comparables and must include the following: (1) compensation to Versicor for its Co-Promotion efforts in the Hospital Market Sector taking into account the economic burdens assumed by Versicor; (2) a manner of defining

Versicor Co-Promotion efforts qualifying for compensation from Lilly, taking into account the form, substance and delivery of such efforts; and (3) agreement that Versicor's negotiated license to Co-Promote the Oral Formulation shall be limited exclusively to Versicor, with no right to sublicense or use a third party or Affiliate sales force without the prior written consent of Lilly. In the event a Co-Promotion agreement is not fully executed by the Parties on or before ninety (90) days after completion of the last Phase III Clinical Trial necessary for preparing the first Application for Marketing Authorization for the Oral Formulation, the Versicor Co-Promotion Right shall expire. Thereafter, Versicor shall have a right to match Co-Promotion offers, similar to Lilly's rights under Section 2.8 below.

         2.8 LILLY RIGHT TO FUTURE OPPORTUNITIES. Versicor recognizes that Lilly has an interest in future royalties and milestone fees for the Product. Therefore, in addition to Lilly's rights under Section 2.7 above, in the event that Versicor seeks at any time to license a third party any rights with respect to Product in the Territory ("License Opportunity"), whether together with or independent of Versicor, Versicor shall in good faith consider Lilly for such License Opportunity, subject to arms-length negotiations.

         2.9 TRANSITION SUPPORT. Subject to the other provisions of this Section
2.9 and Section 2.10, Lilly shall make available to Versicor the Licensed Technology, either through access to documents and/or to personnel in possession of such Licensed Technology. Lilly and Versicor shall establish a joint team of personnel to coordinate transition of the Licensed Patents, Licensed Technology and Transferred Assets. Lilly undertakes to work in good faith with Versicor to complete an effective transition of the Licensed Patents, Licensed Technology and Transferred Assets to Versicor within six (6) months of the Effective Date ("Transition Period"), subject to the limitations set forth herein. During the Transition Period, Lilly shall provide, at no cost to Versicor, reasonable access to appropriate and available personnel for up to two hundred (200) person hours (during normal business hours) for reasonable regulatory, scientific, medical, information technology, and patent assistance and consultation related to the transition of the Licensed Patents, Licensed Technology and Transferred Assets from Lilly to Versicor, not including Manufacturing Support which is otherwise covered by Section 2.10 below, and shall execute, acknowledge and deliver such further instruments as may be necessary to enable and facilitate an effective transition for the Product. In the event the Parties mutually agree to extend either the Transition Period or the total man hours of Lilly support, Versicor shall reimburse Lilly for the cost of such additional time or hours at a rate of Three Hundred Dollars ($300.00) per hour for Lilly patent counsel hours and One Hundred Fifty Dollars ($150.00) per hour for all other Lilly personnel hours. Notwithstanding the foregoing, all out-of-pocket expenses or other costs associated with travel and related accommodations for Lilly personnel involved in transition support shall be paid by Versicor. Additionally, Lilly shall execute, acknowledge and deliver such further instruments, and do all such other acts, consistent with the transition support obligations described in Section 2.9 and 2.10, to enable and facilitate an effective transition of development and commercialization responsibilities and activities to Versicor for the Product.

         2.10 MANUFACTURING SUPPORT. Upon request by Versicor, Lilly shall provide, at no cost to Versicor, reasonable access to appropriate and available manufacturing and information technology personnel for up to three hundred (300) person hours (during normal business hours) ("Manufacturing Support") for reasonable manufacturing process technical assistance and consultation that would enable Versicor and/or a third party manufacturer to reasonably employ the Licensed Patents and/or Licensed Technology in the manufacture of the Product; provided, however, that such Manufacturing Support shall be (i) provided over a time period not exceeding two (2) months in duration, commencing with the first date of engagement in such Manufacturing Support by Lilly personnel; and (ii) completed no later than August 31, 2000.

         2.11 BIOLOGICAL MATERIALS. In connection with providing manufacturing support under Section 2.10, Lilly shall transfer all the Biological Materials to Versicor. Versicor shall not distribute or release the Biological Materials to others except to further the purposes of this Agreement. All Biological Materials, provided to Versicor and/or its sublicensee by Lilly under the terms of this Agreement shall be maintained as a trade secret by Versicor and/or its sublicensee and shall not be delivered or transmitted to any third party without the express written consent of Lilly and then only upon enforceable written assurances to Lilly by Versicor and the third party that the know-how and trade secret rights in the Biological Materials will not be compromised by the transaction. Versicor shall protect the Biological Materials at least as well as it protects its own valuable tangible personal property and shall take measures to protect the Biological Materials from any claims by third parties including creditors and trustees in bankruptcy. Versicor's and/or its sublicensee's obligation to safeguard the trade secret status of the Biological Materials shall extend in perpetuity beyond the Royalty Term. Upon early termination of this Agreement (but not expiration under Section 4.1), Versicor shall return any remaining Biological Materials to Lilly or otherwise dispose of such materials as instructed by Lilly.

                                    SECTION 3

                                    PAYMENTS

         In consideration of the exclusive license granted herein and the transfer of ownership of the Transferred Assets, Versicor shall pay the following amounts to Lilly:

         3.1 CASH PAYMENT UPON SIGNING. Within five (5) days of the execution of this Agreement, in consideration for the Product Data Package, Versicor
shall pay to Lilly the             Federal Reserve electronic wire transfer
in immediately available funds to an account designated by Lilly.

         3.2 MILESTONE PAYMENTS FOR INTRAVENOUS FORMULATION. Within thirty (30) days of Versicor and/or its sublicensees achieving a milestone event listed below with respect to the Intravenous Formulation, Versicor shall pay the below specified non-refundable fees to Lilly by Federal Reserve electronic wire transfer in immediately available funds to an account designated by Lilly. Except as otherwise provided in Section 2.7 such fees shall be non-refundable.

             Intravenous Formulation Milestone                                     Fee
             ---------------------------------                                     ---
             [ * ]                                                                [ * ]






[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

             [ * ]                                                                [ * ]












         3.3 MILESTONE PAYMENTS FOR ORAL FORMULATION. Within thirty (30) days of achieving a milestone event listed below with respect to the Oral Formulation of the Product, Versicor shall pay the below specified fee to Lilly by Federal Reserve electronic wire transfer in immediately available funds to an account designated by Lilly.

                Oral Formulation Milestone                                         Cash
                --------------------------                                         ----
                [ * ]                                                              [ * ]




[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                [ * ]                                                              [ * ]













         3.4      PAYMENT FOR PRODUCT INVENTORY.

                  (a) START-UP INVENTORY. In consideration for the Start-Up
         Inventory, Versicor shall pay Lilly a total of      by Federal Reserve
         electronic wire transfer in immediately available funds to an account designated by Lilly as follows:

                  [ * ]




                  (b) RESERVE INVENTORY. In the event Versicor elects to purchase any or all of the Reserve Inventory pursuant to Section 2.3(d), Versicor shall pay Lilly for such inventory pursuant to the terms set forth in Section 2.3(d), by Federal Reserve


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

         electronic wire transfer in immediately available funds to an account designated by Lilly.

         3.5      ROYALTIES.

                  (a) During the Royalty Term, Versicor shall pay to Lilly running royalties ("Royalty Payments") for the Product as follows:

                  [ * ]


                  (b) In the event practice or use of the Licensed Patents or Licensed Technology consistent with the terms of this Agreement results in
(i) an infringement claim by a third party or (ii) a desire on the part of Versicor to enter into a third party license agreement based on its good faith opinion that an infringement against such third party's patent(s) may occur without such a license and notice to and concurrence by Lilly to such third party license (which concurrence shall not be unreasonably withheld), Versicor shall be entitled to credit, against royalties otherwise owed to Lilly under Section 3.5 above, [ * ] of any amount actually paid by Versicor to such third party for a license under a patent owned or controlled by such third party; PROVIDED, HOWEVER, that Versicor may only credit against royalties otherwise due in a Calendar Year such amounts that (i) are directly attributable to the manufacture or sale of the Product (and not with respect to any other uses or products); and (ii) that in total for such Calendar Year do [ * ]. Except as set forth in this subsection (b), Versicor shall be solely responsible for any royalties or other payments due a third party for the Product.

                  (c) Royalty payments shall be made within sixty (60) days after the end of each Calendar Quarter for which royalties are due. All payments shall be made in U.S. Dollars and mailed to the attention of Lilly Royalty Administration, Lilly Corporate Center, Indianapolis, Indiana 46285.


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                  (d) During the term of this Agreement and after the first sale of the Product, Versicor shall furnish to Lilly on a quarterly basis a written report covering each Calendar Quarter (each such Calendar Quarter being sometimes referred to herein as a "reporting period") showing (1) the Net Sales of Product in each country by Versicor or its Affiliates or sublicensees, and
(2) the Royalty Payments, which shall have accrued under this Section 3.5 in respect of such sales and the basis for calculating those royalties. With respect to sales of the Product invoiced in a currency other than U.S. Dollars, the Net Sales and amounts due to Lilly hereunder shall be expressed in the U.S. Dollar equivalent calculated on a monthly basis in the currency of the country of sale and converted to their dollar equivalent using the official rate of exchange as determined by the European American Bank (or such other bank as may be regularly relied upon by Versicor with respect to official exchange rates) in effect on the last business day of the applicable month of the Calendar Quarter to which the report relates. Versicor will, at Lilly's reasonable request but not more frequently than once a year, inform Lilly as to the specific exchange rate translation methodology used for a particular country or countries. Each quarterly report shall be due thirty (30) days following the close of each reporting period. Amounts shown to have accrued by each sales report shall be due and payable on the date such sales report is due.

                  (e) Versicor shall keep accurate records in sufficient detail to enable the Royalty Payments due to be determined and verified by the audit described in Section 3.6 for at least three years following the period in which such obligation arose. Additionally, if laws or regulations require the withholding of taxes, the taxes will be deducted by Versicor from the Royalty Payments and remitted by Versicor to the proper tax authority. Proof of payment shall be provided to Lilly within ninety (90) days after payment. Versicor will cooperate in pursuing the refund of such tax, if such refund is appropriate in Lilly's determination.

         3.6 AUDITS. Versicor and its Affiliates and sublicensees shall keep full and accurate books and records relating to the performance of its payment obligations required under this Agreement. During the term plus three (3) years after termination or expiration of this Agreement, Lilly shall have the right, during regular business hours and upon reasonable advance notice, no more often than once every twelve (12) months to have such books and records audited so as to verify the accuracy of the payments made to Lilly. The scope of such audits shall be restricted to the review of not more than three (3) prior years. Such information shall be Versicor Confidential Information and, as such, subject to confidentiality pursuant to Section 6.3. The cost of such audit shall be borne by Lilly; however, in the event such audit reveals that the Royalty Payments to Lilly deviates by five percent (5%) or more from that revealed by the audit to be actually owed, the cost of the audit shall be borne by Versicor. Versicor shall include in all sublicenses granted as permitted under Section 2.6 an audit provision substantially similar to the foregoing requiring the sublicensee to keep full and accurate books and records relating to the Product and granting Lilly the right to audit the accuracy of the information reported by the sublicensee in connection therewith on the same terms as apply to an audit of Versicor's records hereunder.

         3.7 LATE PAYMENTS. Any amounts not paid by Versicor when due under this Agreement shall be subject to interest from and including the date payment is due through and including the date upon which Lilly has collected immediately available funds in an account designated by Lilly at a rate equal five percent (5%) plus the prime rate of interest quoted in the Money Rates section of THE WALL STREET JOURNAL, calculated daily on the basis of a 360-day year, or similar reputable data source.

         3.8 NO EXCUSE. Versicor shall not be excused from or relieved of its obligations to pay the amounts actually owed as described in this Section 3 by any claimed or actual event of force majeure, commercial or other impracticability or impossibility, or frustration of essential purpose, except to the extent otherwise provided in this Agreement.

                                    SECTION 4

                                TERM OF AGREEMENT

         4.1 TERM. The term of this Agreement shall begin upon the Effective Date and, unless sooner terminated as hereinafter provided, shall continue in full force and effect on a country-by-country basis until Versicor, its Affiliates and sublicensees have no remaining royalty obligations in a country as set forth in Section 3.5.

                                    SECTION 5

                         REPRESENTATIONS AND WARRANTIES

         5.1 CORPORATE EXISTENCE AND POWER. As of the Effective Date, each Party represents and warrants to the other that it (a) is a corporation duly organized, validly existing and in good standing under the laws of the state in which it is incorporated, and

(b) has full corporate power and authority and the legal right to own and operate its property and assets and to carry on its business as it is now being conducted and is contemplated in this Agreement, including, without limitation, the right to grant the licenses granted hereunder.

         5.2 AUTHORITY. As of the Effective Date, each Party represents and warrants to the other that it (a) has the corporate power and authority and the legal right to enter into this Agreement and perform its obligations hereunder;
(b) has taken all necessary corporate action on its part required to authorize the execution and delivery of the Agreement and the performance of its obligations hereunder; and (c) the Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid and binding obligation of such Party and is enforceable against it in accordance with its terms.

         5.3 ABSENCE OF LITIGATION. As of the Effective Date, Lilly represents and warrants to Versicor that it is not aware of any pending or threatened litigation (and has not received any communication relating thereto) which alleges that Lilly's activities, with respect to the Product or the Licensed Technology or otherwise related to this Agreement, have infringed or misappropriated, or that by conducting the activities as contemplated herein by Versicor would infringe or misappropriate, any of the intellectual property rights of any other person. To the best Lilly's knowledge, there is no material unauthorized use, infringement or misappropriation of any of its intellectual property rights licensed hereunder.

         5.4 NO APPROVALS OR CONSENTS. Except as otherwise described in this Agreement, each Party represents and warrants to the other that all necessary consents, approvals and authorizations of all governmental authorities and other persons or entities required to be obtained by such Party in connection with entry into this Agreement have been obtained.

         5.5 PATENTS; PRIOR ART. Except as Lilly has otherwise advised Versicor in writing prior to the Effective Date, Lilly represents and warrants to Versicor that as of the Effective Date, (a) to the best of its knowledge, it has sufficient legal and/or beneficial title and ownership under its intellectual property rights necessary for it to fulfill its obligations under this Agreement; (b) it has granted Versicor a license to all patents and patent applications (with the exception of the "Cal-Tech Patent Application" defined in the

Licensed Patent definition) which Lilly owns or controls in connection with the Product as of the Effective Date; and (c) to the best of its knowledge, there is no material unauthorized use, infringement or misappropriation of any of its intellectual property rights by third parties relevant to the Product or other rights granted under this Agreement. As used herein, "intellectual property rights" shall mean all patent rights, copyrights, trademarks, trade secrets, and confidential and/or proprietary chemical substances, Biological Materials, technical information, data and assays necessary or useful to make, use or sell the Product.

         5.6 NO CONFLICT. Each Party represents and warrants to the other that the execution and delivery of the Agreement by such Party and the performance of such Party's obligations hereunder (a) do not conflict with or violate any requirement of applicable law or regulation or any provision of articles of incorporation or bylaws of such Party in any material way, and (b) do not conflict with, violate or breach or constitute a default or require any consent under, any contractual obligation or court or administrative order by which such Party is bound.

         5.7 REGULATORY DOCUMENTS. Lilly represents and warrants to Versicor that: (a) Lilly has furnished Versicor with access to a complete copy of the United States Regulatory Documents for the Product, including all material amendments and supplements thereto; (b) Lilly is and was, at all times prior to the Effective Date, the lawful holder of all rights under the Regulatory Documents; (c) to the best of Lilly's knowledge, Lilly has complied in all material respects with all applicable laws and regulations in connection with the preparation and submission to the relevant regulatory authorities of the Regulatory Documents; (d) the Regulatory Documents have been approved by, and nothing has come to the attention of Lilly which has, or reasonably should have, led Lilly to believe that the Regulatory Documents are not in good standing with relevant regulatory authorities; (e) Lilly has filed with the relevant regulatory authorities all required notices, supplemental applications and annual or other reports, including adverse experience reports, with respect to the Regulatory Documents which are material; and (f) there is no pending or overtly threatened action by relevant regulatory authorities which will have a material adverse effect on the Regulatory Documents. Except for the representations contained in this Section 5.7, upon which Versicor is relying (which Lilly hereby acknowledges), Versicor has had a reasonable opportunity to review and evaluate the Regulatory Documents and Versicor is relying solely upon its own judgment and experience in connection therewith.

         5.8 NO DEBARMENT. Each Party represents and warrants to the other that it will comply at all times with the provisions of the Generic Drug Enforcement Act of 1992 and will upon request certify in writing to the other that neither it, its employees, nor any person has provided services to such Party in connection with the Product have been debarred under the provisions of such Act.

         5.9 NO THIRD PARTY INFRINGEMENT. To the best of Lilly's knowledge, there is no patent issued to a Third Party as of the Effective Date that would be infringed by the manufacture, use or sale of Product.

         5.10 IMPLIED WARRANTIES. EXCEPT AS EXPRESSLY PROVIDED IN THIS SECTION 5, LILLY MAKES NO REPRESENTATION OR WARRANTY AS TO THE LICENSED PATENTS OR THE TRANSFERRED ASSETS, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, AND LILLY SPECIFICALLY DISCLAIMS ANY AND ALL IMPLIED OR STATUTORY WARRANTIES. Without limiting the foregoing, Versicor acknowledges that it has not and is not relying upon any implied warranty of merchantability, fitness for a particular purpose or otherwise, or upon any representation or warranty whatsoever as to the prospects (financial, regulatory or otherwise), or the validity or likelihood of success, of the Product after the date of this Agreement.

         5.11 NO PRIOR LICENSES. Lilly represents and warrants to Versicor that prior to the Effective Date Lilly has not granted any licenses or covenants-not-to-sue to Third Parties with respect to the Licensed Patents or Licensed Technology.

                                    SECTION 6

               ADDITIONAL COVENANTS AND AGREEMENTS OF THE PARTIES

         6.1 GOVERNMENTAL FILINGS. Lilly and Versicor each agree to prepare and file whatever filings, requests or applications are required to be filed with any governmental authority in connection with this Agreement and to cooperate with one another as reasonably necessary to accomplish the foregoing. Without limiting the generality of the foregoing, prior to the assignment, transfer and conveyance by Lilly to Versicor of the Transferred Assets pursuant to Section 2.2, Lilly shall have submitted to the relevant regulatory authorities the information required of a former owner of regulatory filings with respect to the Product, and Versicor shall submit to the relevant regulatory authorities the information required of a new owner of regulatory filings with respect to the Product.

         6.2 COMPLIANCE WITH LAW. Versicor shall comply with all federal, state and local laws and regulations related to Versicor's manufacture, development, marketing and selling of the Product. Without limiting the generality of the foregoing sentence, Versicor shall not promote the Product in any manner in conflict with any applicable laws or regulations.

         6.3 CONFIDENTIALITY. Except as provided elsewhere in this Agreement, Lilly and Versicor each agree to maintain Confidential Information in confidence and not use, transfer or disclose such Confidential Information to a third party without the prior written approval of the other Party, except as is contemplated by this Agreement, or as is required to be disclosed to recover Damages for a breach of this Agreement, or as is required to comply with any order of a court or any applicable rule, regulation, or law of any jurisdiction. In the event that a Party is required by judicial or administrative process to disclose Confidential Information of the other Party (except with respect to disclosures to tax authorities), it shall promptly notify the other Party and allow the other Party a reasonable time to oppose such process. For disclosures to tax authorities, no prior notification to the other Party shall be required. The foregoing obligations shall remain in force until ten (10) years following termination of this Agreement by either Party, except with respect to trade secrets for which such obligations shall continue in perpetuity.

         (a) Both Lilly and Versicor shall protect Confidential Information by using the same degree of care, but not less than a reasonable degree of care, to prevent the unauthorized disclosure or use of Confidential Information, as that Party uses to protect its own confidential information of like nature.

         (b) Any provision of this Agreement to the contrary notwithstanding, both Lilly and Versicor are entitled to disclose Confidential Information to the extent reasonably necessary for the purposes of this Agreement, to their respective Affiliates and their consultants, outside contractors and clinical investigators on the condition that such entities agree to be bound by this Agreement with respect to nondisclosure and/or non-use of such information.

         6.4 PUBLICITY AND DISCLOSURE OF AGREEMENT. Within ten (10) days of the Effective Date, the Parties shall agree in good faith on a form of press release which Versicor may release after June 6, 1999. The Parties agree that no future publicity release or announcement concerning the transactions contemplated hereby shall be issued without the advance written consent of the other Party to the extent such release or announcement includes statements concerning terms of this Agreement and/or explicitly includes either Parties' trademark(s) or name(s), except to the extent such release or announcement may be required by law. For releases or announcements required by law, the Party making the release or announcement shall, before making any such release or announcement, afford the other Party a reasonable opportunity to review and comment. Any copy of this to be filed with the Securities and Exchange Commission shall be redacted to the reasonable satisfaction of both Parties; provided, however, in the event that the Securities and Exchange Commission objects to the redaction of any portion of the Agreement after the initial submission, the filing Party shall inform the other Party of the objections and shall in good faith respond to the objections in an effort to limit the disclosure required by the Securities and Exchange Agreement, but in any event the filing Party shall be free to include any portions of the Agreement it deems necessary to respond to the objections in any future filings. Further, Versicor shall have the right to disclose the Agreement in confidence to existing or prospective investors or acquirers and investment bankers and related financial service providers.

         6.5 USE OF NAMES, LOGOS OR SYMBOLS. No Party hereto shall use the name, trademarks, logos, physical likeness, employee names or owner symbol of the other Party hereto for any purpose, including, without limitation, in connection with any private or public securities placements, without the prior written consent of the affected Party, such consent not to be unreasonably withheld or delayed so long as such use of name is limited to objective statements of fact, rather than for endorsement purposes. Nothing contained herein shall be construed as granting either Party any rights or license to use any of the other Party's trademarks or tradenames without separate, express written permission of the owner of such trademark or tradename.

         6.6 EXPENSES. Lilly and Versicor shall each bear their own direct and indirect expenses incurred in connection with the negotiation and preparation of this Agreement and, except as set forth in this Agreement, the performance of the obligations contemplated hereby.

         6.7 EFFORTS. Versicor shall use Reasonable Diligence to develop and obtain Regulatory Approval in the Territory for both the Intravenous and Oral Formulations of the Product. On or before January 1,2000, Versicor shall prepare and submit to Lilly a detailed plan for development of the Oral Formulation, setting forth a description of the efforts Versicor intends to make in connection with its Reasonable Diligence obligations for the Oral Formulation, which plan shall include at least one animal study ("Oral Formulation Development Plan"). Versicor shall provide Lilly with a reasonable opportunity to review and comment on the Oral Formulation
Development Plan. Except as otherwise provided in Section 2.7, Versicor shall be solely responsible for all development efforts and costs associated with developing and obtaining Regulatory Approval of both the Intravenous and Oral Formulations of the Product. Lilly and Versicor each hereby agree to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or proper to make effective the transactions contemplated by this Agreement, including such actions as may be reasonably necessary to obtain approvals and consents of governmental Persons and other Persons (including, without limitation, all applicable drug listing and notifications to the relevant regulatory authorities identifying Versicor as a licensee of the Product); PROVIDED that no Party shall be required in connection with such activities to (1) make any payments (other than as expressly required pursuant to this Agreement), or (2) assume any other material obligation not otherwise required to be assumed by this Agreement.
In the event Versicor or its sublicensees fail to undertake Reasonable
Diligence in developing and/or obtaining Regulatory Approval of the Intravenous Formulation and/or the Oral Formulation of the Product in a particular country in the Territory, such failure shall be considered a material default of this Agreement for which Lilly shall be entitled to terminate this Agreement under Section 9.1 (b) solely with respect to such particular country and only as to the affected formulation (I.E., IV or oral) (but may not terminate the entire Agreement under Section 9.1 (d) for any such default), PROVIDED THAT Versicor (or its sublicensee) does not cure such failure within sixty (60) days of written notice from Lilly specifying its belief that such failure has occurred and the reasons therefor. However, Lilly shall not be entitled to exercise the foregoing termination rights if Versicor reasonably disputes Lilly's contention that Versicor has failed in such Reasonable Diligence until after the Parties have first pursued dispute resolution discussions and procedures as required under Section 10.14 with respect to such dispute. In the event of an uncured default by Versicor of its obligations to use Reasonable Diligence for the Oral Formulation prior to first human dose on an Oral Formulation, Lilly shall be entitled to terminate Versicor's license under Section 2.1 (a) in the Territory only with respect to the Oral Formulation, after first pursuing dispute resolution discussions and procedures as required under Section
10.14 (if Versicor disputes Lilly's claim that Versicor defaulted on such obligation), and Versicor shall, and hereby does, grant to Lilly the license described in Section 2. l(c) with respect to such Oral Formulation.

         6.8 COOPERATION. If either Party shall become engaged in or participate in any investigation, claim, litigation, interference or other proceeding with any third party, including any proceeding before a relevant regulatory authority, relating in any way to the Product or any of the Licensed Patents the other Party shall cooperate in all reasonable respects with such Party in connection therewith, including, without limitation, using its reasonable efforts to make available to the other Party such party's employees who may be helpful with respect to such investigation, claim, litigation, interference or other proceeding, provided that, for purposes of this provision, reasonable efforts to make available any employee shall be deemed to mean providing a Party with reasonable access to any such employee at no cost for a period of time not to exceed 24 hours (e.g., three 8-hour business days). Thereafter, any such employee shall be made available for such time and upon such terms and conditions (including, but not limited to, compensation) as the Parties may mutually agree.

         6.9 CONFLICTING RIGHTS. Lilly shall not grant any right to any third party relating to the Licensed Patents or Licensed Technology that would violate the terms of or conflict with the rights granted to Versicor pursuant to this Agreement.

         6.10 MANUFACTURING. After the Effective Date, Versicor shall be solely responsible for the manufacture of the Product, including without limitation for clinical trials and commercialization. In the event Lilly exercises the Lilly Development Option, Lilly shall assume manufacturing responsibilities for the Oral Formulation.

         6.11 DEEMED BREACH OF COVENANT. Neither Lilly nor Versicor shall be deemed to be in breach of any covenant contained in this Section 6 if such Party's deemed breach is the result of any action or inaction on the part of the other Party.

                                    SECTION 7

                        INTELLECTUAL PROPERTY MANAGEMENT

          7.1 PATENT PROSECUTION AND MAINTENANCE. Except to the extent otherwise agreed by the Parties pursuant to subsection (f) and Section 7.3 below, Versicor shall be responsible for the preparation, filing, prosecution and maintenance of the Licensed Patents including all payment obligations and shall on an ongoing basis promptly furnish copies of all related documents to Lilly within thirty
(30) days of receipt or deposition.

                  a) Versicor shall, subject to the prior approval of Lilly (not to be unreasonably withheld), select registered patent attorneys or patent agents to provide services for preparing, filing, prosecuting and maintaining the Licensed Patents on behalf of Versicor and Lilly. Versicor shall directly pay such attorneys or agents and provide Lilly copies of each invoice associated with such services, as well as documentation that such invoices have been paid.

                  b) Lilly shall provide appropriate powers of attorney and other documents necessary to undertake such actions to the patent attorneys or patent agents providing such services.

                  c) Versicor and its attorneys or agents shall consult with Lilly in all aspects of the preparation, filing, prosecution and maintenance of the Licensed Patents and shall provide Lilly sufficient opportunity to comment on any document that Versicor intends to file or to cause to be filed with the relevant intellectual property or patent office.

                  d) Each Party shall promptly inform the other as to all matters that come to its attention that may affect the preparation, filing, prosecution, or maintenance of the Licensed Patents and permit each other to provide comments and suggestions with respect to such activities, which comments and suggestions shall be reasonably considered by the other Party.

                  e) Upon receipt of approval to market Product in a country of a Territory, Lilly shall provide assistance to Versicor in obtaining patent extensions, supplementary protection certificates, and the like for the Licensed Patents to the extent the laws of the country provide it. It is understood that Versicor is responsible for promptly notifying Lilly of receipt of Regulatory Approval. Versicor shall provide Lilly with at least sixty
         (60) days prior written notice before surrendering or abandoning any Licensed Patent in any country of the Territory.

                  f) Except with respect to those patents and patent applications listed on List A-1 ("core patents and patent applications") in EXHIBIT A that are filed in a country in the Major Market Countries, upon ninety (90) days written notice to Lilly, Versicor may elect to surrender its rights under any particular Licensed Patent in any country in the Territory and owe no payment or other obligation under this section for patent-related expenses incurred in that country as to such Licensed Patent as of the effective date of such written notice. To the extent that Lilly desires to continue maintenance and/or prosecution of such Licensed Patents in such countries which Versicor has elected to surrender rights, Versicor shall cooperate fully with Lilly, its attorneys, and agents in assuming such responsibilities and provide Lilly with complete copies of any and all documents or other materials that Lilly deems necessary to undertake such responsibilities.

         7.2 RIGHT TO RECLAIM PATENT MANAGEMENT RESPONSIBILITIES. In the event that Lilly exercises the Lilly Development Option, Lilly may provide Versicor with written notice that Lilly wishes to assume control as of a certain date of the preparation, filing, prosecution and maintenance of any or all patent applications and patents ("Selected Patents") included in the Licensed Patents.

                  a) If Lilly elects to assume responsibilities for Selected Patents, Versicor agrees to cooperate fully with Lilly, its attorneys, and agents in the preparation, filing, prosecution and maintenance related to the Selected Patents and, upon request, to provide Lilly with complete copies of any and all documents or other materials that Lilly deems necessary to undertake such responsibilities. Lilly shall assume responsibility for all costs associated with the Selected Patents, including costs associated with transferring patent prosecution responsibilities to an attorney or agent of Lilly's choice, as of the date specified by Lilly in its election notice.

                  b) Lilly and its attorneys or agents shall consult with Versicor in all aspects of the preparation, filing, prosecution and maintenance of the Selected

         Patents and shall provide Versicor sufficient opportunity to comment on any document related thereto that Lilly intends to file or to cause to be filed with the relevant intellectual property or patent office.

                  c) Each Party shall promptly inform the other as to all matters that come to its attention that may affect the preparation, filing, prosecution, or maintenance of the Selected Patents and permit each other to provide comments and suggestions with respect to such activities, which comments and suggestions shall be reasonably considered by the other Party.

                  d) Lilly shall provide ninety (90) days prior written notice to Versicor prior to any abandonment or surrender of rights by Lilly related to any or all of the Selected Patents, and Versicor shall have the right to notify Lilly of its election as of a certain date during such ninety (90) day period to resume responsibilities for such Selected Patents. If Versicor elects to resume responsibility of any or all of such Selected Patents, Lilly shall cooperate fully with Versicor, its attorneys, and agents in assuming the responsibilities of such related patent applications and patents and to provide Versicor with complete copies of any and all documents or other materials that Versicor deems necessary to undertake such responsibilities. Versicor shall assume responsibility for all costs associated with the Selected Patents for which it elects to resume responsibility under this subsection (d), including costs associated with transferring patent prosecution responsibilities to an attorney or agent of Versicor's choice, as of the date specified by Versicor in its election notice.

         7.3      INFRINGEMENT AND MISAPPROPRIATION.

                  (a) NOTICE. Each Party shall promptly notify the other in writing of any alleged infringement or misappropriation by third parties of any Licensed Patent or Licensed Technology and provide any information available to that Party relating to such alleged infringement or misappropriation.

                  (b) ENFORCEMENT OF LICENSED PATENTS. Versicor shall have the primary right, but not the obligation, to take action in its own name to secure the cessation of any infringement or misappropriation or to enter suit against the infringer. Any such action will be at Versicor's expense, employing counsel of its own choosing. If Versicor elects not to exercise its right to prosecute or take other appropriate action in connection with an infringement or misappropriation of the Licensed Patents or fails to take any such action within sixty (60) days of first receiving of such infringement or misappropriation, Lilly may do so at its own expense, controlling such action. In the event of any infringement or misappropriation suit against a third party brought by either Party pursuant to this Section, the Party so proceeding shall pay to the other Party all of its costs and expenses (but not attorney's fees) in connection with such action and such other Party shall join in and reasonably cooperate with respect to such action to the extent necessary to initiate and maintain it (e.g., by providing relevant documents, witnesses and testimony, etc.).

                  (c) ALLOCATION OF DAMAGES OR OTHER MONETARY AWARDS. If Versicor brings action, any Damages or other monetary awards recovered by Versicor shall be applied proportionately first to defray the unreimbursed costs and expenses (including reasonable attorneys' fees) incurred by either or both Parties in the action. If any balance remains, Versicor shall second pay to Lilly an amount equal to the royalty that Lilly would otherwise be entitled to under this Agreement if such remaining balance was treated as Net Sales. If any balance remains after payment to Lilly, such balance shall be the property of Versicor. If Versicor fails to bring action and Lilly brings action, any Damages or other monetary awards recovered by Lilly shall be applied first to defray the costs and expenses (including reasonable attorneys' fees) incurred in the action by either or both of the Parties. If any balance remains, Lilly shall second retain as its own property an amount equal to the royalty that Lilly would otherwise be entitled to under this Agreement if such remaining balance was treated as Net Sales. If any balance remains, such balance shall be the property of Versicor.

                  (d) SETTLEMENT PROCEDURES. No settlement, consent judgment or other voluntary final disposition of a suit being prosecuted by a Party under this Section 7.3 may be entered into without the consent of the other Party if such settlement, consent judgment or other voluntary final disposition would alter, derogate or diminish such other Party's rights under the Agreement or otherwise materially adversely affect such other Party, which consent shall not be unreasonably withheld or delayed.

                                   SECTION 8

                                 INDEMNIFICATION

         8.1      INDEMNIFICATION.

               (a) Lilly shall indemnify, defend and hold Versicor (and its directors, officers, employees, and Affiliates) harmless from and against any and all Damages incurred or suffered by Versicor (and its directors, officers, employees, and Affiliates) (excluding incidental or consequential Damages suffered or incurred by Versicor directly (as opposed to incidental or consequential Damages suffered or incurred by third parties who are, in turn, seeking the same from Versicor, which shall be covered by the indemnity set forth herein)) as a consequence of third party claims or actions based upon:

                    (1) any breach of any representation or warranty made by Lilly in this Agreement;

                    (2) any failure to perform duly and punctually any covenant, agreement or undertaking on the part of Lilly contained in this Agreement;

                    (3) any Excluded Liabilities.

               (b) Versicor shall indemnify, defend and hold Lilly (and its directors, officers, employees, and Affiliates) harmless from and against any and all Damages incurred or suffered by Lilly (and its directors, officers, employees, and Affiliates) (excluding incidental or consequential Damages suffered or incurred by Lilly directly (as opposed to incidental or consequential Damages suffered or incurred by third parties who are, in turn, seeking the same from Lilly, which shall be covered by the indemnity set forth herein)) as a consequence of third party claims or actions based on:

                    (1) any breach of any representation or warranty made by Versicor in this Agreement;

                    (2) any failure to perform duly and punctually any covenant, agreement or undertaking on the part of Versicor contained in this Agreement;

                    (3) and the Versicor Responsibilities, including; any action or inaction by Versicor (and its agents, directors, officers, employees, Affiliates and sublicensees) related to the making, using, selling, offering to sell, or importing of the Product or Transferred Assets after the Effective Date, except to the extent such action or inaction is caused by the misconduct or negligence of Lilly.

         8.2 NOTICE AND OPPORTUNITY TO DEFEND. Promptly after receipt by a Party hereto of notice of any claim which could give rise to a right to indemnification pursuant to Section 8.1, such Party (the "Indemnified Party") shall give the other Party (the "Indemnifying Party") written notice describing the claim in reasonable detail. The failure of an Indemnified Party to give notice in the manner provided herein shall not relieve the Indemnifying Party of its obligations under this Section, except to the extent that such failure to give notice materially prejudices the Indemnifying Party's ability to defend such claim. The Indemnifying Party shall have the right, at its option, either to compromise or defend, at its own expense and by its own counsel, any such matter involving the asserted liability of the Party seeking such indemnification, except as provided below. The Indemnifying Party shall promptly (and in any event not less than twenty (20) days after receipt of the Indemnified Party's original notice) notify the Indemnified Party in writing of its intention to either compromise or defend such matter, and the Indemnified Party agrees to cooperate fully with the Indemnifying Party and its counsel in the compromise or defense against any such asserted liability. All reasonable costs and expenses incurred in connection with such cooperation shall be borne by the Indemnifying Party. If the Indemnifying Party elects in writing not to compromise or defend the asserted liability, fails to notify the Indemnified Party of its election to compromise or defend as herein provided, fails to admit its obligation to indemnify under this Agreement with respect to the claim following a written request of the Indemnified Party (except in the case where the Indemnifying Party denies, on reasonable grounds, that it has such an obligation (which dispute shall be resolved under Section 10.14)), or, if in the reasonable opinion of counsel to the Indemnified Party, the claim could result in the Indemnified Party becoming subject to injunctive relief or relief other than the payment of money Damages that could materially adversely affect the ongoing business of the Indemnified Party in any manner, the Indemnified Party shall have the right, at its option, to pay, compromise or defend such asserted liability by its own counsel and its reasonable costs and expenses shall be included as part of the indemnification obligation of the Indemnifying Party hereunder; provided, however, in the event the Indemnifying Party intends to compromise or settle a claim under this Section 8.2, the Indemnifying Party shall provide at least ten (10) business days prior written notice to the Indemnified Party describing the proposed compromise or settlement in order that the Indemnified Party may comment and/or object. Notwithstanding the foregoing, neither the Indemnifying Party nor the Indemnified Party may settle or compromise any claim under this Section 8.2 over the written objection of the other Party if such settlement or compromise could reasonably result in a material adverse effect on the other Party or otherwise alter, diminish or derogate the other Party's rights under this Agreement. In any event, the Indemnified Party and the Indemnifying Party may participate, at their own expense, in the defense of such asserted liability. If the Indemnifying Party defends any claim, the Indemnified Party shall make available to the Indemnifying Party any books, records or other documents within its control that are necessary or appropriate for such defense. Notwithstanding anything to the contrary in this Section 8.2, (1) the Party conducting the defense of a claim shall (A) keep the other Party informed on a reasonable and timely basis as to the status of the defense of such claim (but only to the extent such other Party is not participating jointly in the defense of such claim), and (B) conduct the defense of such claim in a prudent manner, and (2) the Indemnifying Party shall not cease to defend any claim (except pursuant to a permitted settlement or compromise thereof) without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld).

         8.3 INDEMNIFICATION PAYMENT OBLIGATION. No Indemnifying Party will have any obligations under Sections 8.1(a) or 8.1(b) until the cumulative aggregate amount of Damages incurred or suffered by the Indemnified Party (or which likely would be incurred or suffered if the relevant claim were successful) which the Indemnifying Party is otherwise subject to under this Agreement exceeds $100,000, at which time the entire cumulative aggregate amount of such Damages shall be covered. The provisions of this Section 8.3 shall not limit or otherwise affect the obligations of any Indemnifying Party under any other Section of this Agreement.

         8.4 INDEMNIFICATION PAYMENT ADJUSTMENTS. The amount of any Damages for which indemnification is provided under this Section 8 shall be reduced to take account of any net tax benefit and shall be increased to take account of any net tax detriment arising from the incurrence or payment of any such Damages or from the receipt of any such indemnification payment and shall be reduced by the insurance proceeds received and any other amount recovered, if any, by the Indemnified Party with respect to any Damages; provided, however, that an Indemnified Party shall not be subject to an obligation to pursue an insurance claim relating to any Damages for which indemnification is sought hereunder. If any Indemnified Party shall have received any payment pursuant to this Section 8 with respect to any Damages and shall subsequently have received insurance proceeds or other amounts with respect to such Damages, then such Indemnified Party shall pay to the Indemnifying Party an amount equal to the difference (if any) between (1) the sum of the amount of those insurance proceeds or other amounts received and the amount of the payment by such Indemnifying Party pursuant to this Section 8 with respect to such Damages and (2) the amount necessary to fully and completely indemnify and hold harmless such Indemnified Party from and against such Damages; PROVIDED, HOWEVER, in no event will such Indemnified Party have any obligation pursuant to this sentence to pay to such Indemnifying Party an amount greater than the amount of the payment by such Indemnifying Party pursuant to this
Section 8 with respect to such Damages.

         8.5 INDEMNIFICATION PAYMENT. Upon the final determination of liability and the amount of the indemnification payment under this Section 8, the appropriate Party shall pay to the other in immediately available funds, within thirty (30) business days after such determination, the amount of any claim for indemnification made hereunder.

         8.6 SURVIVAL. The provisions of this Section 8 shall survive any termination of this Agreement with respect to actions of the Parties during the term of this Agreement. Each Indemnified Party's rights under this Section 8 shall not be deemed to have been waived or otherwise affected by such Indemnified Party's waiver of the breach of any representation, warranty, agreement or covenant contained in or made pursuant this Agreement, unless such waiver expressly and in writing also waives any or all of the Indemnified Party's right under this Section 8.

                                   SECTION 9

                                   TERMINATION

         9.1 TERMINATION. Anything herein to the contrary notwithstanding, this Agreement may be terminated as follows:

                    (a) VERSICOR VOLUNTARY TERMINATION. Versicor may terminate this Agreement at any time by giving ninety (90) days written notice of its intention to terminate.

                    (b) LILLY TERMINATION FOR CAUSE. Lilly may terminate this Agreement solely with respect to a particular country and as to the applicable formulation (I.E., IV or oral) for Versicor's uncured breach of its obligations of Reasonable Diligence in such country with respect to such formulation of the Product as provided in Section 6.7.

                  (c) TERMINATION FOR BANKRUPTCY. If either Versicor or Lilly (1) makes a general assignment for the benefit of creditors; (2) files an insolvency petition in bankruptcy; (3) petitions for or acquiesces in the appointment of any receiver, trustee or similar officer to liquidate or conserve its business or any substantial part of its assets; (4) commences under the laws of any jurisdiction any proceeding involving its insolvency, bankruptcy, reorganization, adjustment of debt, dissolution, liquidation or any other similar proceeding for the release of financially distressed debtors; or (5) becomes a Party to any proceeding or action of the type described above in (3) or (4) and such proceeding or action remains undismissed or unstayed for a period of more than sixty (60) days, then the other Party may by written notice terminate this Agreement in its entirety with immediate effect.

                  (d) TERMINATION FOR DEFAULT.

                  (1) Versicor and Lilly each shall have the right (except as otherwise provided in Section 6.7) to terminate this Agreement with respect to the Product for default upon the other Party's uncured failure to comply in any material respect with the terms and conditions of this Agreement. At least sixty (60) days prior to any such termination for default, the Party seeking to so terminate shall give the other written notice of its intention to terminate this Agreement in accordance with the provisions of this Section 9.1(d), which notice shall set forth the default(s) which form the basis for such termination. If the defaulting Party fails to correct such default(s) within sixty (60) days after receipt of notification, or if the same cannot reasonably be corrected or remedied within sixty (60) days, then if the defaulting Party has not commenced curing said default(s) within said sixty
(60) days and is not diligently pursuing completion of same, then such Party immediately may terminate this Agreement with respect to such Product.

                  (2) This Section 9.1 (d) shall not be an exclusive remedy and shall not be in lieu of any other remedies available to a Party hereto for any default hereunder on the part of the other Party.

                  (e) RIGHTS UPON TERMINATION.

                  (1) LILLY RIGHTS UPON TERMINATION. In the event of termination of the entire Agreement by Lilly under Sections 9.1(b) or 9.1(d) or termination by

Versicor under Section 9.1(a), payment by Versicor to Lilly of all amounts actually earned and accrued by Lilly but remaining unpaid as of the effective date of such termination shall be immediately accelerated and all such amounts shall be immediately due and payable by Versicor to Lilly on the date of termination. Additionally, the license granted by Lilly to Versicor shall immediately terminate and the ownership of the Product Data Package shall immediately revert back to Lilly with no further notice required on Lilly's behalf. Consequently, notwithstanding anything else contained in this Agreement to the contrary, (A) Lilly shall have the right, directly or indirectly, to make, use, sell, offer to sell and import the Product in the Territory and (B) Versicor shall have no further rights in the Product whatsoever.

                    (2) VERSICOR RIGHTS UPON TERMINATION UPON DEFAULT BY LILLY. In the event of termination of this Agreement by Versicor under Section 9.1(d), Versicor shall (A) have no further obligation to make any payments under Sections 3.2 and 3.3 of the Agreement as of the effective date of the termination, and (B) retain all of the rights under the licenses granted by Lilly to Versicor hereunder with respect to the Product.

                    (3) ASSISTANCE FOLLOWING TERMINATION. In the event of termination of this Agreement pursuant to Section 9.1(b), 9.1(c) or 9.1(d) and if Lilly so requests, Versicor shall provide reasonable assistance to Lilly for a period of ninety (90) days following the date of notice of termination. Additionally, Versicor shall (and shall cause any subcontractors under contract with Versicor) grant to Lilly an exclusive license (but solely in the country or countries where such termination occurred) to all Versicor Improvements related to Product, including but not limited to, all applicable regulatory files and filings related to the Product and any patents or patent applications encompassing Versicor Improvements, solely to develop, make, have made, use, sell, offer to sell and import the Product in such countries.

                  (f) CONTINUING OBLIGATIONS. Except as otherwise provided above, termination of this Agreement for any reason shall not relieve the Parties of any obligation accruing prior thereto and shall be without prejudice to the rights and remedies of either Party with respect to any antecedent breach of the provisions of this Agreement. Without limiting the generality of the foregoing, no termination of this Agreement, whether by lapse of time or otherwise, shall serve to terminate the obligations of the Parties hereto under Sections 2.1(b), 3.4, 3.5 (only in the event Versicor terminates under Section 9.1(d)), 3.6, 3.7, 6.3, 6.4, 6.5, 7.1 (only in the event Versicor terminates under Section

9.1(d), 7.2 (only in the event Versicor terminates under Section 9.1(d)), all of Section 8, subsections 9.1, 9.2, all of Section 10 and such other Sections as by their nature should survive, and such obligations shall survive any such termination.

         9.2 BIOLOGICAL MATERIAL. Upon termination of this Agreement, whether by Lilly or Versicor, Versicor shall cease all use of any Biological Materials and shall, upon request, return or destroy (at Lilly's option) all Biological Materials under its control or in its possession within sixty (60) days and provide a written warranty by an Officer of Versicor that the Biological Materials have been returned or destroyed.

                                   SECTION 10

                                  MISCELLANEOUS

         10.1 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and assigns. No assignment of this Agreement or Of any rights hereunder shall relieve the assigning Party of any of its obligations or liability hereunder. In the event Versicor assigns this Agreement to a third party or a third party acquires substantially all of the assets or greater than forty percent (40%) outstanding shares of, or merges with, Versicor ("Change of Control"), as the case may be, Lilly shall have the right, in its sole discretion, to terminate the Versicor Co-Promotion Right in Section 2.7(g). Notwithstanding the foregoing, Lilly may assign its rights and obligations under this Agreement to an Affiliate.

         10.2 NOTICES. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand, facsimile and confirmed in writing or mailed first class, postage prepaid, by registered or certified mail, return receipt requested (mailed notices shall be deemed to have been given three (3) days after mailing; notices sent by facsimile and confirmed in writing shall be deemed given on the date sent) as follows:

         If to Lilly, as follows:

              Eli Lilly and Company
              Lilly Corporate Center
              Indianapolis, Indiana 46285
              Facsimile: (317) 276-6221
              Attn: General Counsel

         If to Versicor, as follows:

                  Versicor Inc.
                  Two Corporate Drive
                  South San Francisco, California 94080
                  Facsimile: (650) 829-4303
                  Attn: Chief Executive Officer

or in any case to such other address or addresses as hereafter shall be furnished as provided in this Section 10.2 by any Party hereto to the other Party.

         10.3 WAIVER; REMEDIES. Any term or provision of this Agreement may be waived at any time by the Party entitled to the benefit thereof by a written instrument executed by such Party. No delay on the part of Lilly or Versicor in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of either Lilly or Versicor of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The indemnification provided in Section 8 shall be the sole remedy available for any Damages arising out of or in connection with this Agreement except for any rights or remedies which the Parties hereto may otherwise have in equity.

         10.4 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior communications, agreements or understandings, written or oral, of the Parties relating thereto.

         10.5 AMENDMENT. This Agreement may be modified or amended only by written agreement of the Parties hereto.


         10.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute a single instrument.

         10.7 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Indiana, excluding any choice of law rules that may direct the application of the law of another state.

         10.8 CAPTIONS. All section titles or captions contained in this Agreement, in any Exhibit referred to herein and the table of contents, if any, to this Agreement are for convenience only, shall not be deemed a part of this Agreement and shall not affect the meaning or interpretation of this Agreement.

         10.9 NO THIRD PARTY RIGHTS OR OBLIGATIONS. No provision of this Agreement shall be deemed or construed in any way to result in the creation of any rights or obligation in any Person not a Party to this Agreement.

         10.10 SEVERABILITY. If any provision of this Agreement is found or declared to be invalid or unenforceable by any court or other competent authority having jurisdiction, such finding or declaration shall not invalidate any other provision hereof, and this Agreement shall thereafter continue in full force and effect.

         10.11 ATTACHMENTS. All Exhibits and other attachments to this Agreement are by this reference incorporated herein and made a part of this Agreement.

         10.12 DISCLAIMER OF AGENCY. This Agreement shall not constitute any Party the legal representative or agent of another, nor shall any Party have the right or authority to assume, create, or incur any third party liability or obligation of any kind, express or implied, against or in the name of or on behalf of another except as expressly set forth in this Agreement.

         10.13 INTERPRETATION. This Agreement has been jointly prepared by the Parties and their respective legal counsel and shall not be strictly construed against either Party.

         10.14 DISPUTE RESOLUTION. In the event of any dispute relating to this Agreement, prior to instituting any lawsuit, arbitration or other dispute resolution process on account of such dispute, the Parties shall attempt in good faith to settle such dispute first by negotiation and consultation between themselves, including referral of such dispute to the Chief Executive Officer of Versicor and Group Vice President of Lilly Research Laboratories. In the event said executives are unable to resolve such dispute or agree upon a mechanism to resolve such dispute within sixty (60) days of the first written request for dispute resolution under this Section 10.14, the Parties shall then consider other forms of alternative dispute resolution as a means of resolving any such dispute. Thereafter, either Party shall be free to institute litigation and seek such remedies as may be available.

Notwithstanding anything in this Agreement to the contrary, either Party shall be entitled to institute litigation immediately if the same shall be necessary to prevent irreparable harm to either Party.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered on the day and year first above written.

ELI LILLY AND COMPANY                       VERSICOR, INC.

By:      /s/ August M. Watanabe             By:    /s/ George E. Horner III
    ---------------------------------           ------------------------------
         August M. Watanabe, M.D                     George E. Horner III
         Executive Vice President                    President and CEO

Versicor/License Agreement

                                    EXHIBIT A

LIST A-1 ("CORE PATENTS AND PATENT APPLICATIONS")

                            PENDING U.S. APPLICATIONS

-----------------------------------------------------------------------------------------------------
              TITLE                       U.S.           FILING DATE       FIRST NAMED INVENTOR
                                      APPLICATION #

-----------------------------------------------------------------------------------------------------
 Cyclic Peptide Antifungal Agents       08/449056         5/24/1995    Burkhardt, Frederick J.
         and Process for
       Preparation Thereof
-----------------------------------------------------------------------------------------------------
    Cyclic Peptide Antifungal           09/291900         4/14/1999    Burkhardt, Frederick J.
      Agents and Process for
       Preparation Thereof
-----------------------------------------------------------------------------------------------------
        Echinocandin/Carbo-             60/122692          3/3/1999    Larew, Larry A.
        hydrate Complexes
-----------------------------------------------------------------------------------------------------
           Echinocandin                 60/122623          3/3/1999    Milton, Nathaniel
          Pharmaceutical
     Formulations Containing
         Micelle-Forming
           Surfactants
-----------------------------------------------------------------------------------------------------
       Processes for Making             60/122693          3/3/1999    Schwier, John R.
     Pharmaceutical Oral ECB
         Formulations and
           Compositions
-----------------------------------------------------------------------------------------------------
 Formation and Anion-Exchange of        60/123073          3/3/1999    Dalder, Brian W.
           Crystalline
      Echinocandin Ammonium
              Salts
-----------------------------------------------------------------------------------------------------

                                    EXHIBIT A

LIST A-2 ("NON-CORE PATENTS AND PATENT APPLICATIONS")

                                 ISSUED PATENTS

-----------------------------------------------------------------------------------------------------------
                                                              DATE OF
               TITLE                     PATENT #             ISSUANCE      FIRST NAMED INVENTOR
-----------------------------------------------------------------------------------------------------------
     Derivatives of S31794/F-1         US 4,287,120           9/1/1981      Abbott, Bernard J.
              Nucleus
-----------------------------------------------------------------------------------------------------------
    Method of Producing the A-         US 4,288,549           9/8/1981      Boeck, LaVerne D.
         30912 Antibiotics
-----------------------------------------------------------------------------------------------------------
      Derivatives of A-30912B          US 5,293,488          10/6/1981      Debono, Manuel
              Nucleus
-----------------------------------------------------------------------------------------------------------
      Derivatives of A-30912A          US 4,293,489          10/6/1981      Debono, Manuel
              Nucleus
-----------------------------------------------------------------------------------------------------------
        A-30912B Nucleus &             US 4,299,763          11/10/1981     Abbott, Bernard J.
        Deacylation Process
-----------------------------------------------------------------------------------------------------------
  Derivatives of A-30912D Nucleus      US 4,320,053          3/16/1982      Abbott, Bernard J.
-----------------------------------------------------------------------------------------------------------
      Derivatives of A-30912B          US 4,322,338          3/10/1982      Abbott, Bernard J.
              Nucleus
-----------------------------------------------------------------------------------------------------------
      Process for Purifying            US 5,573,936         11/12/1996      Kreuzman, Adam J.
     Echinocandin B Deacylase
-----------------------------------------------------------------------------------------------------------
     Cyclic Peptide Antifungal         US 5,629,289          5/13/1997      Rodriguez, Micahel J.
              Agents
-----------------------------------------------------------------------------------------------------------
     Cyclic Peptide Antifungal         US 5,652,213          7/29/1997      Jamison, James A.
              Agents
-----------------------------------------------------------------------------------------------------------
     Cyclic Peptide Antifungal         US 5,629,290          5/13/1997      Lagrandeur, Lisa A.
              Agents
-----------------------------------------------------------------------------------------------------------
     Cyclic Peptide Antifungal         US 5,786,325          7/28/1998      Borromeo, Peter S.
       Agents and Methods of
         Making and Using
-----------------------------------------------------------------------------------------------------------
 Cyclic Peptide Antifungal Agents      US 5,693,611          12/2/1997      Henle, Stacy K.
-----------------------------------------------------------------------------------------------------------
 Cyclic Peptide Antifungal Agents      US 5,618,787           4/8/1997      Jamison, James A.
-----------------------------------------------------------------------------------------------------------
     Cyclic Peptide Antifungal         US 5,646,111           7/8/1997      Borromeo, Peter S.
              Agents
-----------------------------------------------------------------------------------------------------------
 Method For Treating Pneumocysits  South African Patent      11/25/1992     Current, William L.
                                          91-1447
-----------------------------------------------------------------------------------------------------------

                                    EXHIBIT A

                            PENDING U.S. APPLICATIONS

----------------------------------------------------------------------------------------------------
             TITLE                       U.S.            FILING DATE   FIRST NAMED INVENTOR
                                    APPLICATION #

----------------------------------------------------------------------------------------------------
   Cyclic Peptide Antifungal          08/032228           3/17/1993    Burkhardt, Frederick J.
    Agents and Process for
      Preparation Thereof
----------------------------------------------------------------------------------------------------
   Cyclic Peptide Antifungal          08/873480           6/12/1997    Burkhardt, Frederick J.
    Agents and Process for
      Preparation Thereof                                              .
----------------------------------------------------------------------------------------------------
   Cyclic Peptide Antifungal          09/129062            8/4/1998    Grutsch, John L., Jr
            Agents
----------------------------------------------------------------------------------------------------
   Cyclic Peptide Antifungal          09/245572            2/5/1999    Jamison, James A.
            Agents
----------------------------------------------------------------------------------------------------
     Echinocandin Binding             09/217272           12/21/1998   Ma, Doreen
   Domain of 1,3-Bta-Glucan
           Synthase
----------------------------------------------------------------------------------------------------
      Reversible Boronate             60/098267           8/28/1998    Moser, Brian A.
   Complexes of 1,2-C/S Diol
        Cyclic Peptides
----------------------------------------------------------------------------------------------------
 Ring Modified Cyclic Peptide         60/097228           8/20/1998    Borromeo, Peter S.
            Analogs
----------------------------------------------------------------------------------------------------
Cyclic Peptide Antifungal Agent       60/112434           12/16/1998   Rodriguez, Micahel J.
----------------------------------------------------------------------------------------------------
   Cyclic Peptide Antifungal          60/112433           12/16/1998   Rodriguez, Micahel J.
            Agents
----------------------------------------------------------------------------------------------------
        Purification of               60/111524           12/9/1998    Kroeff, Eugene P.
   Echinocandin Cyclopeptide
           Compounds
----------------------------------------------------------------------------------------------------
   Photochemical Process for          60/105936           10/28/1998   Hitchcock, Stephen A.
     Making 1-Deoxy-2-Keto
          Derivatives
----------------------------------------------------------------------------------------------------

                        EXHIBIT C - PRODUCT DATA PACKAGE

REGULATORY

1. United States investigational new drug application (IND) #51,111, dated July 15, 1996;
2.   United States IND #54,597, dated November 20, 1997;
3.   Spain CTA #PEI97-06 dated August 17, 1998;
4. Canada IND ##044571, 056065 and 056082, approved September 25, 1996, June 16, 1998, June 16, 1998, respectively;
5.   Japan IND # 10-2469, dated August 3, 1998;
6. Equivalent filings, authorizations and/or applications in the countries of France, United Kingdom CTX 6/350/A #61292; Italy, Belgium, Finland (KLN nro 130/98), Germany (4013536), Argentina (2345/98)and Brazil;
7.   All amendments and reports related to the aforementioned documents.
8.   Annual Reports with the FDA;
9.   Existing correspondence with relevant regulatory authorities;
10.  Serious Adverse Event reports

MEDICAL

11. Investigator's files, clinical trial AS400 system data, final study reports(1) clinical investigator brochures, and protocols (each to the extent of Lilly's existing rights) from the following clinical studies:

     XBAA-Single dose safety and PK study (oral)
     XBAB-Multiple dose safety and PK (oral)
     XBAE-Single dose safety and PK (IV)
     XBAU-Multiple dose safety and PK (IV)
     XBAC-Phase II study of LY (oral) vs. fluconazole in the therapy of OPC. XBAW-Phase I comparative study of safety PK in HIV-infected and uninfected volunteers (oral).
     XBAI-Phase II open label study of LY (oral) in the treatment of OPC. XBAF-Phase II pilot efficacy study of LY in treatment of candida esophagitis.
     XBAG-Phase II/III study of LY (IV) vs. fluconazole in the treatment of candidemia and systemic candidiasis in non-neutropenic patients.

12.  Toxicology Reports
13.  Pharmacokinetics reports

--------
(1) Final study reports for XBAI, XBAF, and XBAG are currently being prepared and will not be completed and made available to Versicor in approximately July/August, 1999.

PRECLINICAL

14. Protocols and data for LY303366 and control compounds from preclinical studies listed in Attachment I hereto.

CM&C

15.  290 grams of reference standard lot 185EM6 (reevaluation date July 2000).
16.  Process development technical reports
17.  Formulation development technical reports
18.  Analytical development technical reports
19.  Pilot plant campaign summaries
20.  Certificate of Analysis for API and drug product in Start-Up Inventory
21.  Batch release data for API and drug product (contained in IND)
22.  Analytical methods for API and drug product(contained in IND)
23.  Existing stability information (contained in IND)

ATTACHMENT I - EXHIBIT C

----------------------------------------------------------------------------------------------------
 Title of Study  (All Contain 303366 Studies)                                     Notebook
----------------------------------------------------------------------------------------------------
 Linoleic Acid and Cremaphor Formulation (From Jerry Mosher--Oral         H97-5QX-56
 Emulsion Formulation)
----------------------------------------------------------------------------------------------------
 Oral Bioavailability of 303366 in Rats at Various Time Intervals         H97-5QX-91-98
----------------------------------------------------------------------------------------------------
 Oral Bioavailability of ECB Analogs at Various Time Intervals            H97-5QX-99-130
----------------------------------------------------------------------------------------------------
 Renal Recovery of Aspergillus From Mice Treated With LY295337, ECB       H97-5QX-134-143
 Analogs, Fluconazole or Fungizone
----------------------------------------------------------------------------------------------------
 Renal Recovery OF ASPERGILLUS FUMIGATUS From Mice Treated With ECB       H97-5QX-152-160
 Finalists and Controls (IP and Oral)
----------------------------------------------------------------------------------------------------
 Oral Bioavailability of 280949 and 303366 in Rats                        H97-5QX-170-173
----------------------------------------------------------------------------------------------------
 IN VITRO Resistance Development of LY303366, Fluconazole &               H97-LPU-3-4
 Amphotericin B
----------------------------------------------------------------------------------------------------
 IN VITRO Susceptibility of Clinical Isolates of CANDIDA ALBICANS to      H97-LPU-9-22
 LY303366 and Ampho B in Antibiotic 3 or RPMI & MOPs Using a Microbroth
 Dilution, Assay
---------------------------------------------------------------------------------------------------
 LY303366 Fungicidal Activity vs. CANDIDA spp.                            H97-LPU-23-26
----------------------------------------------------------------------------------------------------
 Efficacy of LY303366 versus Murine systemic Candidiasis When Treated IP  H97-LPU-38-41
(4,24,48); (6,24,48); or (24,48,72) Hr Post-Infection
----------------------------------------------------------------------------------------------------
 IN VIVO Antifungal Efficacies of LY303366 & Amphotericin B Against a     H97-LPU-47-52
 Disseminated C. ALBICANS Infection in ICR Mice (Renel Recovery)
----------------------------------------------------------------------------------------------------
 Efficacy of LY303366 Versus Murine Systemic Candidiasis When Treated IV  H97-LPU-53-56
 (4,24,48); (6,24,48) or (24,48,72) Hr Post-Infection
----------------------------------------------------------------------------------------------------
 Oral Pharyngeal Candidiasis in Rats                                      H97-LPU-91-93
----------------------------------------------------------------------------------------------------
 Target Oragan Recovey of Candida albicans From Mice Treated With         H97-LPU-133-142
 LY303366, Amphotercin B or Fluconazole
----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
 Pharmacokinetic Study of 303366 and 307853                               H97-CKX-28-29
----------------------------------------------------------------------------------------------------
 Renal Recovery of CANDIDA ALBICANS From Mice Treated With ECB Finalists  H97-CKX-3l-39
 and Controls
----------------------------------------------------------------------------------------------------
 Pharmacokinetic Study of 303366 Prodrug 25 mg/kg Orally in H2O or        H97-CKX-45-50
 Cremophro/Linoleic Acid and 303366 25 mg/kg Orally in Cremophor/Linoleic
 Acid in Rat Plasma
----------------------------------------------------------------------------------------------------
 Pharmacokinetic Study of 303366 Prodrug 5.0 mg/kg IV in H20 and 303366   H97-CKX-51-52
 5.0 mg/kg IV in 33% PEG 300 and 0.05 M Phosphate Buffer, pH 7.0
 in Rat Plasma
----------------------------------------------------------------------------------------------------
 Chemotherapy of Rat Vaginal Candidiasis (Miconazole, Fluconazole,        H97-CKX-72-78
 LY303366)
----------------------------------------------------------------------------------------------------
 Monoclonal Antibody Plus Candida albicans A26 and LY303366               H97-CKX-79-82
----------------------------------------------------------------------------------------------------
 Checkerboard Synergism Assay                                             H97-CKX-83-84
----------------------------------------------------------------------------------------------------
 Submission of Plasma From Rats Treated Orally Via Gavage With 303366     H97-CKX-85-86
 and Acacia w/wo Ethanol for HPLC Analysis
----------------------------------------------------------------------------------------------------
 Renal Recovery of CANDIDA ALBICANS From Mice Treated with ECB Finalists  H97-CKX-87-93
 (329960,333006,303366, 311725) and Controls
----------------------------------------------------------------------------------------------------
 Renal Recovery OF CANDIDA spp. (C. GLABRATA, C. PARAPSILOSIS, C.         H97-CKX-98-107
 TROPICALIS) From Mice Treated with ECB Finalists (329960, 333006,
 303366, 311725) and Controls
----------------------------------------------------------------------------------------------------
 Renal Recovery of CANDIDA ALBICANS From Mice Treated With ECB Finalists  H97-CKX-108-115
 and Controls for 10 Days-Cidal Activity Determination
----------------------------------------------------------------------------------------------------
 Renal Recovery of CANDIDA spp. (C. GLABRATA, C. PARAPSILOSIS, C.         H97-CKX-116-123
 TROPICALIS) From Mice Treated With ECB Finalists (329960, 333006,
 303366, 311725) and Controls
----------------------------------------------------------------------------------------------------
 Chemotherapy of Rat Vaginal Candidiasis (LY303366, Fluconazole PO and    H97-CKX-124-134
 Clotrimazole, Miconazole Topically)
----------------------------------------------------------------------------------------------------
 LY303366 Parenteral (IV) Formulations Comparison Study in Rats           H97-CKX-135-141
----------------------------------------------------------------------------------------------------
 Agar Dilution Assay of Candida spp. Isolates Versus ECB Analogs          H97-CKX-142-149
----------------------------------------------------------------------------------------------------
 Effect of Delaying Initial Treatment on the ED50 of 303366 in            H97-CKX-150-151
 Immunocompromised Mice Infected With CANDIDA ALBICANS A26
----------------------------------------------------------------------------------------------------

ATTACHMENT I - EXHIBIT C

----------------------------------------------------------------------------------------------------
Renal Recovery of CANDIDA spp. (C. GLABRATA. C. TROPICALIS. C.            H97-CKX-152-158
PARAPSILOSIS) From Mice Treated With ECB Prodrugs and Parents
----------------------------------------------------------------------------------------------------
Renal Recovery of CANDIDA spp. (C. GLABRATA. C. TROPICALIS. C.            H97-CKX-159-175
PARAPSILOSIS) From Mice at Various Time Intervals (Days 4,7,10)
----------------------------------------------------------------------------------------------------
IN VITRO Activity of LY303366, Amphotericin B and Azoles Versus Azole     H97-CKX-177-181
Resistant CANDIDA ALBICANS Isolates
----------------------------------------------------------------------------------------------------
Antifungal Activity of LY303366 Against CANDIDA ALBICANS by               H97-CKX-182-183
Agar Dilution Assay
----------------------------------------------------------------------------------------------------
Chemotherapy of HISTOPLAMSA CAPSULATUM ATCC 26032-24 (LY303366, LY295337  H97-CKX-184
& Fungizone)
----------------------------------------------------------------------------------------------------
Comparison of the IN VITRO Activities of LY303366 and other Antifungal    H97-CKX-185-189
Agents Against CANDIDA spp.
----------------------------------------------------------------------------------------------------
Oral Pharmacokinetci Mouse Study 303366 in Acacia                         H97-CKX-190-192
----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
Comparison of the IN VITRO Activities of LY303366 and other Antifungal    H97-JBN-1-7
Agents (303366, Fluconazole, Amphotericin B) Against CANDIDA spp.
(C. KRUSEI, C. ALBICANS, C. PARAPSILOSIS, C. GLABRATA, C. TROPICALIS)
----------------------------------------------------------------------------------------------------
Renal Recovery of CANDIDA spp. (10(5) or 10(6)) From Mice                 H97-JBN-8-24
(x-ray or non x-ray) Treated with 303366 and Controls
----------------------------------------------------------------------------------------------------
Effect of Delaying Initial Treatment on the ED(50) of LY303366 in         H97-JBN-25-27
Immunocompromised Mice Infected With CANDIDA ALBICANS A26
----------------------------------------------------------------------------------------------------
Antimicrobial Susceptibilities of CANDIDA ALBICANS Isolates (107) to      H97-JBN-31-42
LY303366 and Amphotericin B in an Agar Dilution Assay
----------------------------------------------------------------------------------------------------
Growth Inhibition of C. ALBICANS by LY303366 in Antibiotic 3-Growth       H97-JBN-43-46
Curve
----------------------------------------------------------------------------------------------------
Effect of Delaying Initial Treatment on the ED(50) of LY303366 in         H97-JBN-49-50
Immunocompromised Mice Infected with CANDIDA ALBICANS A26
----------------------------------------------------------------------------------------------------
Effect of Delaying Initial Treatment on the ED(50) of LY303366 in         H97-JBN-51
Immunocompromised Mice Infected with CANDIDA ALBICANS A26
----------------------------------------------------------------------------------------------------
Pharmacokinetic Study of LY303366 Administered Orally via Gavage in       H97-JBN-55-57
ICR Mice
----------------------------------------------------------------------------------------------------
Notes for the Preparation of the Dose solution of 085R94-LY303366         H97-JBN-74
and (14)C-LY303366
----------------------------------------------------------------------------------------------------
Antifungal Susceptibility Testing of Filamentous Fungal Dermatophytes     H97-JBN-75-78
Versus LY303366
----------------------------------------------------------------------------------------------------
Chemotherapy of Rat Vaginal Candidiasis (LY303366 and Fluconazole PO)     H97-JBN-79-87
----------------------------------------------------------------------------------------------------
Email Message discussing lack of PO activity in vaginal model possibly    H97-JBN-87 bottom of page
predicting failure versus esophygeal candidiasis when
LY303366 administered orally
----------------------------------------------------------------------------------------------------
Susceptibility of CANDIDA spp. Grown on Sabourauds Agar by the Agar       H97-JBN-88-97
Dilutlion Test LY303366 and Ampho B
----------------------------------------------------------------------------------------------------
IN VITRO Resistance Development vs. C. ALBICANS for LY303366 and          H97-JBN-98
Fluconazole
----------------------------------------------------------------------------------------------------
Gastrointestinal Candidiasis--LY303366 and Fluconazole                    H97-JBN-99-106
----------------------------------------------------------------------------------------------------
Renal Recovery of C. ALBICANS From Mice Treated IV with LY303366 in an    H97-JBN-107-113
Bio-Pharm Formulation, PEG or Cyclodextran for 7 Day Post-Infection
----------------------------------------------------------------------------------------------------
IN VITRO Antifungal Testing of 303366, Fluconazole and Amphotericin B     H97-JBN-116
----------------------------------------------------------------------------------------------------
Chemotherapy of HISTOPLASMA CAPSULATUM and BLASTOMYCES DERMATITIDIS vs.   H97-JBN-121
ECB Analogs (303366)
----------------------------------------------------------------------------------------------------
Gastrointestinal Candidiasis (303366 and Fluconazole)                     H97-JBN- 143-152
----------------------------------------------------------------------------------------------------
Various Broth and Methods for MIC Determination of 303366, Fluconazole    H97-JBN-165-173
and Ampho B
----------------------------------------------------------------------------------------------------
Oral Pharyngeal Candidiasis in Rats Procedure                             H97-JBN- 174-175
----------------------------------------------------------------------------------------------------
Efficacy of a Microemulsion Formulation of LY303366 vs. Murine            H97-JBN-185-186
Candidiasis When Treated IV at 4,24 & 48 hr Post-Infection
----------------------------------------------------------------------------------------------------
Recovery of C. ALBICANS From Kidney and Liver Homogenates of Mice         H97-JBN- 187-192
Treated IP With LY303366 (4,24); (4,24,48); or (4,24,72) hr
Post-Infection
----------------------------------------------------------------------------------------------------

ATTACHMENT I - EXHIBIT C

Anti-pneumocystis Activity of 280949 and LY303366                          Study
----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
PC Cyst-Reduction Model (4 days therapy) oral dose LY303366 in rats       PT9211
(280949 included in study as a positive control drug).
----------------------------------------------------------------------------------------------------
Oral Prophylaxis of PCP with LY303366                                     PT9212
----------------------------------------------------------------------------------------------------
Oral Prophylaxis of PCP with LY303366 and 280949                          PT9301
----------------------------------------------------------------------------------------------------
Oral Prophylaxis of PCP with 303366 and Oral dose ranging Cyst Reduction  PT9302
Study of PCP with LY303366: IV and oral single dose vs. IV/Oral combined therapy
----------------------------------------------------------------------------------------------------
Parenteral Prophylaxis of PCP with 1,2 and 3 x weekly dosing of LY303366  PT9303
----------------------------------------------------------------------------------------------------
Parenteral Prophylaxis of PCP with 1 x weekly dosing of LY303366          PT9304
----------------------------------------------------------------------------------------------------
Cyst-Reduction Study-single IV dose vs. 4 days oral therapy of PCP        PT9401
LY303366
----------------------------------------------------------------------------------------------------
Oral Therapy of PCP with LY303366                                         PT9402
----------------------------------------------------------------------------------------------------
Oral Prophylaxis of PCP: once a week VS. QD dosing LY303366               PT9403
----------------------------------------------------------------------------------------------------
Oral Cyst Reduction Study comparing 303366 Biopharm formulation with      PT9503
LY303388 in 17.5% PEG
----------------------------------------------------------------------------------------------------

303366 Only Study Locations

                                ECB SAR DATABASE

ECB SAR data is included in a FileMaker Pro database. This database contains records for approximately 604 analogs. The majority of MIC, ED(50) and glucan synthase data can be found here. This information can be provided on a CD due to its large size (7.7 MB). The following information can be found in this database:

1.   Serial numbers
2.   Lot numbers
3.   Structure drawings
4.   ClogP values
5. MIC's for CANDIDA ALBICANS, CANDIDA PARAPSILOSIS, ASPERGILLUS FUMIGATUS, CRYPTOCOCCUS NEOFORMANS, HISTOPLASMA CAPSULATUM in Antibiotic 3, Sabouaruads and/or RPMI & MOPS broths.
6. Glucan synthase % inhibition + control values for CANDIDA ALBICANS and ASPERGILLUS FUMIGATUS.
7.   Murine candidiasis ED(50) values (IP and/or PO)
8.   Murine cryptococcosis ED(50) values (IP and/or PO)
9.   Murine aspergillosis ED(50) values (IP and/or PO)
10.  PNEUMOCYSITIS CARINII IN VIVO evaluation
11.  Pharmacokinetic data (plasma levels following IV or PO dosing)

                                    EXHIBIT D

                               START UP INVENTORY

-------------------------------------- --------------- --------------- --------------- -----------------
NAME                                      QUANTITY          UOM          UNIT COST        TOTAL COST

-------------------------------------- --------------- --------------- --------------- -----------------
ECB Nucleus HCI                         [ * ]          Kg               [ * ]           [ * ]
-------------------------------------- --------------- --------------- --------------- -----------------
Terphenyl Acid                          [ * ]          Kg               [ * ]           [ * ]
-------------------------------------- --------------- --------------- --------------- -----------------
HOBT                                    [ * ]          Kg               [ * ]           [ * ]
-------------------------------------- --------------- --------------- --------------- -----------------
ECB fructose complex API                [ * ]          Kg               [ * ]           [ * ]
-------------------------------------- --------------- --------------- --------------- -----------------
ECB vials for injection 25 mg           [ * ]          Vials            [ * ]           [ * ]
-------------------------------------- --------------- --------------- --------------- -----------------
ECB vials for injection 35 mg           [ * ]          Vials            [ * ]           [ * ]
-------------------------------------- --------------- --------------- --------------- -----------------

                                                     Grand Total:


                                    RESERVE INVENTORY

-------------------------------------- --------------- --------------- --------------- -----------------
NAME                                      QUANTITY          UOM          UNIT COST        TOTAL COST
-------------------------------------- --------------- --------------- --------------- -----------------
ECB Nucleus HCI                         [ * ]          Kg               [ * ]           [ * ]
-------------------------------------- --------------- --------------- --------------- -----------------
Terphenyl Acid                          [ * ]          Kg               [ * ]           [ * ]
-------------------------------------- --------------- --------------- --------------- -----------------
HOBT                                    [ * ]          Kg               [ * ]           [ * ]
-------------------------------------- --------------- --------------- --------------- -----------------
ECB fructose complex API                [ * ]          Kg               [ * ]           [ * ]
-------------------------------------- --------------- --------------- --------------- -----------------
ECB vials for injection 25 mg           [ * ]          Vials            [ * ]           [ * ]
-------------------------------------- --------------- --------------- --------------- -----------------
ECB vials for injection 35 mg           [ * ]          Vials            [ * ]           [ * ]
-------------------------------------- --------------- --------------- --------------- -----------------

                                                     Grand Total:



[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                    EXHIBIT E

                 QUARTERLY REPORTING OF RESERVE INVENTORY STATUS

Date of Report:

Period of Time Covered by this Report:

PART 1: INVENTORY USED

-------------------------------- --------------- ------------ ---------------- ------------------
NAME                             AMOUNT USED         UOM      UNIT COST        TOTAL COST OWED
                                 SINCE LAST                   (FROM EXHIBIT    TO LILLY
                                 REPORT                       D)
-------------------------------- --------------- ------------ ---------------- ------------------
ECB Nucleus HCI                                  Kg            [ * ]
-------------------------------- --------------- ------------ ---------------- ------------------
Terphenyl Acid                                   Kg            [ * ]
-------------------------------- --------------- ------------ ---------------- ------------------
HOBT                                             Kg            [ * ]
-------------------------------- --------------- ------------ ---------------- ------------------
ECB fructose complex API                         Kg            [ * ]
-------------------------------- --------------- ------------ ---------------- ------------------
ECB vials for injection 25 mg                    Vials         [ * ]
-------------------------------- --------------- ------------ ---------------- ------------------
ECB vials for injection 35 mg                    Vials         [ * ]
-------------------------------- --------------- ------------ ---------------- ------------------

                                                     Grand Total:


PART 2: INVENTORY REMAINING IN RESERVE STATUS

-------------------------------- ------------ ------------- ------------ ------------------------
NAME                               AMOUNT         UOM        UNIT COST   COMMENTS
-------------------------------- ------------ ------------- ------------ ------------------------
ECB Nucleus HCI                               Kg
-------------------------------- ------------ ------------- ------------ ------------------------
Terphenyl Acid                                Kg
-------------------------------- ------------ ------------- ------------ ------------------------
HOBT                                          Kg
-------------------------------- ------------ ------------- ------------ ------------------------
ECB fructose complex API                      Kg
-------------------------------- ------------ ------------- ------------ ------------------------
ECB vials for injection 25 mg                 Vials
-------------------------------- ------------ ------------- ------------ ------------------------
ECB vials for injection 35 mg                 Vials
-------------------------------- ------------ ------------- ------------ ------------------------


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                          EXHIBIT F- BIOLOGIC MATERIAL

STRAIN                                                QUANTITY
ASPERGILLUS NIDULANS E00382-02-73                     70 straws
ASPERGILLUS NIDULANS E00560-03-57                     10 straws
STREPTOMYCES LIVIDANS PSHP150-2                       80 straws